UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

PAR PHARMACEUTICAL COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAR PHARMACEUTICAL COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2010

TO OUR STOCKHOLDERS:

The 2010 Annual Meeting of Stockholders of Par Pharmaceutical Companies, Inc. will be held on May 18, 2010 at the Courtyard by Marriott Montvale, 100 Chestnut Ridge Road, Montvale, New Jersey at 10:00 a.m., local time, for the following purposes:

1.

To elect one Class II member of our Board of Directors, who will serve until his successor has been duly elected and qualifies at the company’s 2013 Annual Meeting of Stockholders;

2.

To ratify the selection of the firm of Deloitte & Touche LLP as our independent registered public accounting firm (sometimes referred to herein as “auditors” or “independent auditors”) for the 2010 fiscal year;

3.

To approve an advisory (non-binding) proposal on our 2009 executive compensation programs and policies for Named Executives; and

4.

To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

The Board has fixed the close of business on March 24, 2010 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the meeting.  Only stockholders of record as of the close of business on such date will be entitled to vote at the meeting and any adjournment(s) thereof.

By Order of the Board of Directors

Thomas J. Haughey
Secretary

April 1, 2010

YOU ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PRE-PAID ENVELOPE THAT HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE.  IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND VOTE YOUR SHARES IN PERSON.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2010

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE ONLINE AT www.parpharm.com/proxy

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1

PROPOSAL 1:  ELECTION OF DIRECTORS

6

Identifying and Evaluating Nominees for Director

6

Directors

6

PROPOSAL 2:  RATIFICATION OF SELECTION OF AUDITORS

10

CORPORATE GOVERNANCE AND BOARD MATTERS

11

Board Leadership Structure

11

Lead Director

11

Committees

11

Meetings of the Board and Committee Membership

13

Communications with the Board and its Audit Committee

14

Risk Oversight

14

Governance Principles

14

Code of Ethics

15

Director Independence Standards

15

Review and Approval or Ratification of Transactions with Related Persons

16

Certain Relationships and Related Transactions

16

Compensation Committee Interlocks and Insider Participation

16

AUDIT COMMITTEE REPORT

17

DIRECTOR COMPENSATION

17

SECURITY OWNERSHIP

19

Security Ownership of Certain Beneficial Owners

19

Security Ownership of Directors and Management

20

PROPOSAL 3:  ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

21

EXECUTIVE COMPENSATION

22

Officers

22

COMPENSATION DISCUSSION AND ANALYSIS

23

Highlights of Our 2009 Compensation Decisions

24

Compensation Philosophy and Policies Regarding Executive Compensation

25

The Compensation-Setting Process

28

Components of Executive Compensation and Decisions Related to

           2009 Compensation for Named Executives

33

Certain Changes for 2010

41

Compensation Committee Report

42

Compensation Risk Assessment

43

Executive Compensation

43

Summary Compensation Table

44

Grants of Plan-Based Awards

46

Outstanding Equity Awards At Fiscal Year-End

47

Option Exercises And Stock Vested

48

Non-Qualified Deferred Compensation

48

Equity Compensation Plan Information

48

Pension Benefits

49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

49

Employment Agreements with Named Executives

49

Potential Payments and Rights Upon Termination of Employment or Change of Control

51

Non-compete and Non-solicitation

54

Estimated Value of Benefits to Be Received Upon Involuntary Separation Not Related to a

       Change of Control or Upon Qualifying Termination Following a Change of Control

54

Named Executive Who Is No Longer Employed by Us

56

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

56

OTHER MATTERS....

57

SUBMISSION OF STOCKHOLDER PROPOSALS

57

i

PAR PHARMACEUTICAL COMPANIES, INC.
300 Tice Boulevard
Woodcliff Lake, NJ 07677

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2010

____________________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

____________________

Why did I receive this proxy statement?

The Board of Directors of Par Pharmaceutical Companies, Inc. is soliciting proxies for its 2010 Annual Meeting of Stockholders and for any adjournment(s) of the meeting.  The meeting will be held on May 18, 2010, at the Courtyard by Marriott Montvale, 100 Chestnut Ridge Road, Montvale, New Jersey, at 10:00 a.m., local time.

This proxy statement and the company’s 2009 Annual Report on Form 10-K (together, the “proxy materials”), along with either a proxy card or voting instruction card, are being mailed to stockholders on or about April 1, 2010.  The proxy materials contain information you need to know for voting at the meeting.  You do not need to attend the 2010 meeting in order to vote your shares.

Par Pharmaceutical Companies, Inc. is sometimes referred to in this proxy statement as “the company,” “we,” “our” or “us,” and our Board of Directors is sometimes referred to in this proxy statement as the “Board.”

How do I contact the Company’s Secretary?

You may contact our Secretary by sending correspondence to our principal executive offices, located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677.  Our telephone number is (201) 802-4000.

Who is entitled to vote, and how many votes do I have?

Holders of our common stock as of the close of business on March 24, 2010 (the “Record Date”), are entitled to vote at the 2010 meeting.  For each item presented for vote, you have one vote for each share you own.  We have no class of voting securities other than the common stock, and our stockholders do not have cumulative voting rights.

Any person who acquires shares of common stock after the close of business on March 24, 2010 and wants to vote such shares at the 2010 meeting must obtain a proxy from the record holder of such shares or otherwise take appropriate steps to obtain the voting rights of such record holder.

What constitutes a quorum?

As of the Record Date, we had 35,044,335 shares of common stock outstanding and entitled to vote at the 2010 meeting.  A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the meeting.  Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal.  If you submit a properly completed and executed proxy, you will be considered part of the quorum.  If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What am I voting on?

You are voting on the following proposals:

•

Election of one Class II member of the Board;

•

Ratification of the selection of the firm of Deloitte & Touche LLP as our independent auditors for the 2010 fiscal year; and

•

An advisory (non-binding) proposal on our 2009 executive compensation programs and policies for Named Executives.

The Board recommends that you vote “FOR” the Class II nominee for director, Melvin Sharoky, “FOR” the ratification of the selection of the firm of Deloitte & Touche LLP as our independent auditors for the 2010 fiscal year, and “FOR” the advisory proposal on our 2009 executive compensation programs and policies for Named Executives.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for additional stockholder proposals and nominations has already passed.  Nonetheless, in case there is such an unforeseen need, the accompanying proxy gives discretionary authority to the persons named in the proxy card with respect to any other matter(s) that might be brought before the meeting.  If another proposal is presented, those persons will vote your returned proxy in accordance with their judgment.

How do I vote?

You may vote:

•

in person by attending the meeting;

•

by following the instructions on the enclosed proxy card or vote instruction form and completing and returning it in the pre-paid envelope provided herewith; or

•

if your shares are held in “street name,” by following the instructions sent to you by your broker, bank or other nominee (see “What is the difference between holding shares as a stockholder of record and as a beneficial owner?” below).

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record” of those shares.  The proxy materials and proxy card have been sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  The proxy materials and a voting instruction form have been forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions included in the mailing from your broker, bank or other nominee.  If your shares are held in street name and you wish to attend and vote at the 2010 meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot at the meeting.

What does it mean if I receive more than one proxy card?

It means you have multiple accounts at the transfer agent or with banks, brokers or other nominees.  Please complete and provide your voting instructions for all proxy cards and/or voting instruction forms that you receive.

What is “householding” and how does it affect me?

Some brokers, banks and other nominee record holders of our common stock may be participating in the practice of “householding” proxy statements, which reduces printing costs and postage fees.  This means that only one copy of the proxy materials may have been sent to multiple stockholders at a shared address.  We will promptly deliver a separate copy of the proxy materials to each stockholder who has been “householded” if he or she requests our Secretary to do so.  If you desire to receive separate copies of any of our future proxy materials, or if you are receiving multiple copies of such proxy materials and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at our address or telephone number listed above.  Our proxy materials are also available on the internet at www.parpharm.com/proxy.

What are the voting requirements to elect the directors and approve proposals?

Directors will be elected by the affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, at the 2010 meeting.  The ratification of the selection of Deloitte & Touche LLP and the advisory vote on our 2009 executive compensation programs and policies for Named Executives will require the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the meeting.  Any other proposals made at the meeting will require, subject to the General Corporation Law of the State of Delaware, the affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, at the meeting.

Abstentions will be treated as shares present and entitled to vote for the purpose of determining the existence of a quorum at the meeting.  Under Delaware law, directors are elected by a plurality (i.e. the nominees receiving the most “for” votes), rather than a majority, vote at the meeting. As a result, abstentions have no effect on the vote required for the election of directors.  With respect to other matters, abstentions have the same effect as “no” votes and may, therefore, affect the outcome of the vote on any such matters.

Are the voting requirements different if my shares are held in “street name?”

Brokers that hold shares for their clients’ accounts vote such shares either as directed by their clients or, if permitted by the rules of the applicable stock exchange or other organization of which they are members, in their own discretion.  Brokers who are members of the New York Stock Exchange (the “NYSE”) are permitted to vote their clients’ shares in such members’ discretion on certain “routine matters,” such as the ratification of the selection of our auditors (proposal two), if such clients have not timely furnished voting instructions. Starting this year, the election of directors (proposal one) is a “non-discretionary” item, and, therefore, brokers can no longer vote in an election of directors unless specifically instructed to do so by the beneficial owner.

When a broker votes its client’s shares on one or more, but not all, of the proposals submitted at a company’s stockholder meeting, the omitted votes are referred to as “broker non-votes.”  Broker non-votes will be deemed present and included in determining the existence of a quorum at the meeting.  However, broker non-votes will be excluded from the number of shares deemed present and entitled to vote on a matter and, accordingly, broker non-votes reduce the absolute number, but not the percentage (e.g., over 50% of those shares entitled to vote), of affirmative votes required in order to approve the matter.  For this reason, broker non-votes will have no effect on the vote required for any of the matters described herein to be presented at the 2010 meeting.  For matters that under Delaware law require the affirmative vote of the holders of a majority of the outstanding shares of our common stock (such as an amendment to our Certificate of Incorporation), broker non-votes would have the effect of “no” votes.

How will my shares be voted on the matters planned to be presented at the 2010 meeting?

You may vote your shares in your discretion either by proxy or in person at the meeting.  If you vote by proxy, your shares will be voted as indicated in your properly completed proxy.  If you do not indicate how your shares should be voted on one or more matters, the shares represented by your proxy will be voted as recommended by the Board of Directors.  If you are the stockholder of record and you do not return a proxy card or attend the meeting, your shares will not be voted.

What effect will it have if I hold my shares in “street name” and I do not instruct my broker on how to vote?

If your shares are held in “street name” and you do not instruct your broker how to vote with respect to the election of directors (proposal one) and the advisory proposal on our 2009 executive programs and policies for Named Executives (proposal three), your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.”  Your broker will, however, be permitted to use its discretion on routine matters such as the ratification of auditors (proposal two).  See “Are the voting requirements different if my shares are held in “street name?”  We encourage you to provide instructions to your broker, bank or other nominee by completing the instruction card or proxy that it sent to you.  This will ensure that your shares are voted at the 2010 meeting as you direct.

What can I do if I change my mind after I complete a proxy?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the meeting by:

•

Sending written notice of the revocation of your proxy to the company’s Secretary;

•

Voting a revised proxy card after the date of the prior proxy; or

•

Voting in person at the 2010 meeting.

The latest dated, properly completed proxy that you submit will count as your vote.  Please note that if you re-vote your shares by mail, your re-vote will not be effective unless it is received by our Secretary prior to the date of the 2010 meeting.  If your shares are held in street name, you must contact your bank, broker or other nominee and follow its procedures for changing your voting instructions.  You may also vote in person at the meeting, provided, if your shares are held in street name, that you obtain a legal proxy from you broker, bank or other nominee as described in the answer to “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”above.  If you attend the meeting and wish to vote at the meeting, but have already returned your properly completed proxy, you may vote by notifying the inspectors of election upon arriving at the meeting.

How can I attend the 2010 meeting?

Admission to the meeting is limited to our stockholders who are eligible to vote or their authorized representatives.  If you are a stockholder of record and wish to attend the meeting, tear off and bring the top half of your proxy card and a photo ID to present for admission into the meeting.

If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the meeting, you must bring other proof of ownership, such as an account statement, that clearly shows that you held our common stock on the Record Date, or a legal proxy obtained from your bank, broker or other nominee.  You must also bring a photo ID.

No cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

Who will count the vote?

We will appoint one or more inspectors of election to conduct the voting at the meeting.  Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their ability.  The inspectors will ascertain the number of shares of common stock outstanding, determine the shares present at the meeting for quorum and voting purposes and the validity of proxies and ballots, count all proxies and ballots and perform certain other duties as required by Delaware law.  The inspectors will tabulate the number of votes cast for, against or withheld as to, as well as the number of abstentions and broker non-votes in respect of, all proposals submitted at the meeting.

How much will this proxy solicitation cost and who pays it?

We have retained and will pay Georgeson Inc. to assist us in the distribution and solicitation of proxies.  Solicitations of proxies will be made principally by mail and may, additionally, be made by our directors, officers and other employees personally and/or via telephone, facsimile, electronic mail or other means of communication.  Our directors, officers and other employees will not receive any additional compensation, but may be reimbursed for any reasonable out-of-pocket expenses that they incur, in connection with such solicitations.  We will, upon request, reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses incurred in transmitting proxies and related materials to beneficial owners.  We believe that the total cost of distributing and soliciting proxies will not be material to the company.

When are stockholder proposals due for the 2011 Annual Meeting?

Any proposal that is intended to be presented by any stockholder for action at the 2011 Annual Meeting of Stockholders must be received in writing by our Secretary no later than December 2, 2010 in order for such proposal to be considered for inclusion in the company’s proxy statement and form of proxy relating to the 2011 Annual Meeting.

Under our Bylaws, advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, our Secretary at the address indicated above, not less than 20 nor more than 60 days prior to the 2011 Annual Meeting date; however, in the event that less than 30 days’ prior notice or public disclosure of the 2011 Annual Meeting date is given or made to the stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made.

In addition, if we do not receive written notice by February 15, 2011 of a matter proposed to be submitted for stockholders’ vote at the 2011 Annual Meeting of Stockholders, proxies received by members of our management for such meeting may be voted, at the discretion of such members, on any matter(s) that properly come before such meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Identifying and Evaluating Nominees for Director

The Board strives to achieve a membership of qualified individuals with a mix of qualities that best serve the company’s needs.  Although we do not have a formal written diversity policy, the Nominating-Corporate Governance Committee (referred to hereafter as the “Nominating Committee”) consults with the Board to determine the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time.  In order to identify the best candidates for the Board’s needs, the Nominating Committee considers the following criteria:

•

judgment, character, expertise, skills, experience and knowledge useful to the oversight of the company’s business;

•

diversity of viewpoints, backgrounds, experiences and other relevant demographic factors;

•

business or other relevant experience; and

•

the extent to which the interplay of the candidate’s expertise, skills, experience and knowledge with those of other Board members will help to build a Board that is more effective, collegial and responsive to the needs of the company and our stockholders.

The Nominating Committee also considers the diversity of its candidates and candidates that have industry experience or qualifications, such as generic, brand or biotech experience, general management or financial experience, and diverse experience in business, education, government, law, technology, regulatory compliance, medicine and science.

When considering candidates for election (or re-election) to the Board, the Nominating Committee considers the entirety of a candidate’s credentials and background and does not impose any specific minimum qualifications that must be met by the candidate.  However, the members of the Nominating Committee believe that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflicts of interest that interfere with his or her performance as a director.

The procedures governing stockholder nominations of persons to serve as directors are set forth in our Bylaws.  Stockholders wishing to submit nominations must notify us at our principal executive offices, located at 300 Tice Boulevard, Woodcliff Lake, NJ 07677.  In order to be considered by the Nominating Committee, nominations must be in writing and addressed to our Secretary and received by us on or before the deadline set forth earlier in this proxy statement in the section entitled “When are stockholder proposals due for the 2011 Annual Meeting?” under “Questions and Answers About the Annual Meeting.”  The Nominating Committee evaluates each candidate, including Board incumbents, based on the same criteria.  After a candidate has been contacted and agreed to being considered as a nominee, the Nominating Committee will review the candidate’s résumé and other credentials and evaluate the expertise and experience that the candidate would provide to the Board and the company.

Directors

Our Certificate of Incorporation provides that the Board is to be divided into three classes, with the term of office of one class expiring each year.  This year, one Class II director is standing for election.  Our Bylaws prescribe that the number of directors constituting the Board be not less than three nor more than 13, with the actual number to be set from time to time by resolution of the Board.  In 2009, the Board set the number of directors at seven (two in Class I, two in Class II and three in Class III).

Melvin Sharoky, a present Class II director, has been nominated for re-election as a Class II director at the meeting.  Dr. Sharoky was selected by the Board in March 2007 to fill a Board vacancy and then re-elected by the stockholders at the 2007 Annual Meeting of Stockholders.  If Dr. Sharoky is re-elected to the Board at the meeting, his term will expire in 2013.  The Board’s succession policy, as set forth in the Corporate Governance Guidelines, requires that directors retire at the annual meeting of stockholders after reaching the age of 72, unless such requirement is waived by the Board.  Accordingly, John D. Abernathy (age 72), a current Class II director, will retire and not stand for re-election at the 2010 meeting.  The Board has resolved to reduce the number of directors from 7 to 6; therefore, there will be only one Class II director following Mr. Abernathy’s retirement.  Our Class I directors have terms that expire in 2012 and our Class III directors have terms that expire in 2011.

Proxies solicited by this proxy statement will be voted at the meeting in favor of the election of Dr. Sharoky as a Class II nominee, unless authority to do so is withheld on the accompanying proxy card.  The Board and the Nominating Committee have both recommended the election of Dr. Sharoky.  Proxies may not be voted for a greater number of persons than the number of nominees named herein (i.e., one).  Dr. Sharoky, as a Class II nominee, has consented to serve, if elected, as a director of the company and to be named in this proxy statement.  In the unexpected event that he is unable to or will not serve as a director, it is intended that proxies will be voted for the election of a substitute nominee.  Directors are elected by the affirmative vote of a plurality of the shares of our common stock present at the meeting.

Dr. Sharoky, our Class II nominee, as well as all of our directors, are seasoned individuals who bring to the Board a vast array of public company, financial services, private company, public sector, non-profit and other business experience.  Among other skills, they have experience as senior executive managers and board directors in the pharmaceutical industry, investment and financial services, finance and accounting, operations management, strategic planning, business development, regulatory and government affairs, and corporate governance – qualities that led the Board to conclude that they should serve as our directors in light of our company’s business and structure, the business environment and the company’s long-term strategy.  Certain of these specific experiences, qualifications, attributes and skills for each director are described in each director’s biography below.

The following paragraphs set forth certain information (provided by him) regarding Dr. Sharoky, the Class II director nominee, and highlights of Dr. Sharoky’s skills and experiences that led the Board to select Dr. Sharoky to serve as a director.

MELVIN SHAROKY (1)(2)

AGE 59

CLASS II DIRECTOR SINCE 2007

Dr. Sharoky has extensive experience in the pharmaceutical industry as a physician, scientist and executive.  He was President of Somerset Pharmaceuticals, Inc., a research and development pharmaceutical company, from 1995 to 2001, and was President and CEO of Somerset from 2002 to 2007.  For a portion of 2007, Dr. Sharoky was a consultant to Somerset.  Dr. Sharoky has served on the board of directors of Insmed Corporation, a biopharmaceutical company, since 2001, and as Chairman of the Board since June 2009.  Previously, he was chief executive officer of Watson Pharmaceuticals (from 1995 to 1998) and Circa Pharmaceuticals (from 1993 to 1998).  From 1988 to 1993, Dr. Sharoky held various senior positions in research and development at Circa Pharmaceuticals.  Dr. Sharoky received a B.A. in biology from the University of Maryland in Baltimore County and an M.D. from the University of Maryland School of Medicine.

The Board selected Dr. Sharoky to serve on the Board because his extensive experience as a physician, scientist, pharmaceutical executive and board member, in both public and private proprietary and generic pharmaceutical companies, brings valuable insight and perspective to the Board.

***

The following paragraphs set forth certain information (provided by them) regarding the Class I directors (whose terms expire in 2012) and the Class III directors (whose terms expire in 2011) and the years in which each was first elected or selected as a director of the company, and highlights of their skills and experience that led the Board to select them to serve as directors.

PETER S. KNIGHT (1)(3)

AGE 59

CLASS I DIRECTOR SINCE 2001

Mr. Knight has many years of experience in the pharmaceutical industry, finance and law.  Since August 2004, Mr. Knight has been President of Generation Investment Management U.S. LLP, a London-based investment firm focusing on global equities and sustainability factors, including economic, environmental, social and governance.  He is a director of Medicis Pharmaceutical Corporation (NYSE), a specialty pharmaceutical company focusing on dermatology and aesthetic conditions, and EntreMed, Inc. (NASDAQ), a clinical stage pharmaceutical company.  He is also a member of the Cornell University College of Arts and Sciences Advisory Council and the Johnson School Center for Sustainable Global Enterprise.  Mr. Knight’s legal experience includes his position as general counsel to Medicis Pharmaceutical Corporation from 1989 to 1991 and as a named partner in a Washington D.C. law firm.  From 1977 to 1989, Mr. Knight was chief of staff to Al Gore when Mr. Gore served in the U.S. House of Representatives and later in the U.S. Senate.  Mr. Knight has also held senior positions in four presidential campaigns, including as the campaign manager for the successful 1996 re-election of President Clinton.  Mr. Knight received his B.A. from Cornell University and his J.D. from the Georgetown University Law Center.

The Board selected Mr. Knight to serve on the Board because his valuable experience as a lawyer, executive management skills, and investment and financial expertise contribute to the breadth of knowledge of the Board.

THOMAS P. RICE (3)(4)

AGE 59

CLASS I DIRECTOR SINCE 2009

Mr. Rice has extensive experience as a finance expert and pharmaceutical executive.  Mr. Rice was Chief Executive Officer of Andrx Corporation, a specialty pharmaceutical company, from 2004 to 2006, when Andrx was sold to Watson Pharmaceuticals.  He also served as a director of Andrx from 2003 to 2006.  Following the sale, Mr. Rice returned as General Manager and Partner to Columbia Investments LLC, which invests in local businesses in Baltimore and which Mr. Rice co-founded in 1996.  Prior to joining Andrx, Mr. Rice served in various executive and financial positions at Chesapeake Biological Laboratories (from 1999 to 2003) and Circa Pharmaceuticals (from 1993 to 1996).  Mr. Rice is currently a director of Chemed Corporation, the owner of VITAS Healthcare Corporation and Roto-Rooter.  A Certified Public Accountant, Mr. Rice holds an M.S. in Finance from Loyola College and a B.S. from the University of Maryland.

The Board selected Mr. Rice to serve on the Board because he brings his years of experience to the Board as a financial expert and as a chief executive officer in both public and private pharmaceutical companies.

PATRICK G. LEPORE (2)

AGE 54

CLASS III DIRECTOR SINCE 2006

In August 2007, Mr. LePore was named Chairman of the Board.  Since September 2006, Mr. LePore has been the President and Chief Executive Officer of the company and its wholly-owned operating subsidiary, Par Pharmaceutical, Inc.  From 2002 to 2005, Mr. LePore was President of the healthcare marketing group at Cardinal Health, Inc.  From 1984 until 2002, he was with BLP Group Companies, a full service medical communication/education company that was sold to Cardinal Health in 2002, ultimately as Chairman, President and Chief Executive Officer.  From 2005 until September 2006, Mr. LePore was a member of a number of non-profit and for-profit boards.   Mr. LePore has a B.A from Villanova University and an MBA from Fairleigh Dickenson University.

The Board selected Mr. LePore to serve on the Board because he brings to the Board his past and ongoing management experience in the pharmaceutical industry.  As our current Chief Executive Officer, Mr. LePore’s intimate understanding of our day-to-day operations and strategic strengths make him an invaluable link between management and the Board.

RONALD M. NORDMANN (2)(4)

AGE 68

CLASS III DIRECTOR SINCE 2001

Mr. Nordmann has made a career in the financial services industry with a focus on the health care sector. Since 2000, Mr. Nordmann has been Co-President of Global Health Associates, LLC, a provider of consulting services to the pharmaceutical and financial services industries.  Previously, Mr. Nordmann served in various positions at Deerfield Management, most recently as a partner/portfolio manager responsible for analysis and stock selection in the health care sector.  Mr. Nordmann is a trustee of The Johns Hopkins University.  He received a B.A. from The John Hopkins University and an MBA from Fairleigh Dickinson University.

The Board selected Mr. Nordmann to serve on the Board because he brings to the Board his years of experience and breadth of knowledge as a financial analyst in the health care industry.

JOSEPH E. SMITH (1)(2)

AGE 71

CLASS III DIRECTOR SINCE 2004

Mr. Smith has extensive executive and managerial experience in the pharmaceutical and health care industries.  In August 2007, Mr. Smith was named Lead Director of the Board.  He served from 1989 in various senior executive positions with Warner-Lambert Company, most recently as Corporate Executive Vice President and as a member of the Office of the Chairman and of Warner Lambert’s Management Committee, until his retirement in 1997.  Mr. Smith was a director of HLTH Corporation (formerly Emdeon Corporation) from 2000 until 2009, when HLTH merged with WebMD Health Corp., a provider of health care information services, at which point Mr. Smith became a director of WebMD Health.  Mr. Smith serves on the Board of Trustees of the International Longevity Center, a non-profit organization.  He received an MBA from the Wharton School of the University of Pennsylvania.

The Board selected Mr. Smith to serve on the Board because he contributes to the Board his executive management and board experience in both public and private pharmaceutical companies.

______________________

(1)  Member of the Compensation and Management Development Committee of the Board

(2)  Member of the Corporate Development Review Committee of the Board

(3)  Member of the Audit Committee of the Board

(4)  Member of the Nominating-Corporate Governance Committee of the Board

The Board unanimously recommends a vote “FOR” the election of Melvin Sharoky as a Class II director.

PROPOSAL 2:

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and, as a matter of good corporate governance, we are submitting our selection to a stockholder vote.  In the event that the Audit Committee’s selection of an independent registered public accounting firm is not ratified by the stockholders, the Audit Committee will review its future selection of an independent registered public accounting firm.  Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

A representative of Deloitte & Touche is expected to attend the 2010 meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

The fees payable for services provided by Deloitte & Touche to us in fiscal years 2009 and 2008 were separately approved by the Audit Committee in accordance with the Sarbanes-Oxley Act of 2002 and were as follows:

	2009	2008
Audit Fees	$1,637,535	$2,012,668
Audit-Related Fees	--	240,000
Tax Fees	--	94,469
All Other Fees	--	--
	__________	___________
Total Fees	$1,637,535	$2,347,137

Audit Fees.  Represents fees for professional services rendered by Deloitte & Touche with respect to the audit of our annual consolidated financial statements, reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, services associated with Section 404 of the Sarbanes-Oxley Act relating to internal control over financial reporting and for professional service related to our Registration Statement on Form S-3 filed with the SEC in 2009.

Audit-Related Fees.  Represents fees for professional services rendered by Deloitte & Touche for due diligence related to planned acquisitions in 2008.

Tax Fees.  Represents fees for professional services rendered by Deloitte & Touche for tax compliance, tax advice and tax planning.

The Audit Committee has adopted a written policy that requires the advance approval of all audit, audit-related, tax and other services performed by our independent auditors.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless a specific service has been previously pre-approved with respect to a given year, the Audit Committee must approve such service before the independent auditors may be engaged to perform it.  The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permitted services so long as the Chairman reports any such decisions to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee approved, in advance, all audit and tax services provided for a fee by Deloitte & Touche in fiscal years 2009 and 2008.  The Audit Committee will continue to pre-approve all audit and non-audit services provided to us by our auditors in compliance with the Sarbanes-Oxley Act.  The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche was compatible with maintaining its independence and determined that the nature and substance of the non-audit services did not impair the status of Deloitte & Touche as our independent auditors.

Assuming a quorum exists at the meeting, the ratification of the selection of Deloitte & Touche will be approved upon the affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, at the meeting.

The Board unanimously recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the company’s auditors for fiscal year 2010.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

The Board believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and is most capable of effectively identifying strategic priorities and leading the development and execution of our corporate strategies.  Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise.  The Board believes that the combined role of Chairman and Chief Executive Officer promotes optimal strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop and oversee strategic direction and hold management accountable for the execution of corporate strategies.  The Board believes that the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders, because this arrangement provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

Joseph E. Smith, an independent director, was selected by the independent directors to serve as the Lead Director to preside at all executive sessions of independent directors, to represent their interests to management, and to function as a liaison with management.  In addition, the Lead Director reviews the schedule for Board and Committee meetings in advance and meets regularly with the Chairman and management to keep up-to-date on developments.  The Lead Director reviews the agenda for each Board meeting and has the opportunity to request such changes as he deems appropriate to ensure that the interests and requirements of the independent directors are properly addressed.  The independent directors meet at least twice a year without members of our management being present, which meetings are chaired by the Lead Director.

Committees

The responsibilities of each committee are set forth in written charters, which are reviewed annually by the committee and, where appropriate, the Board.  All of the committee charters are available on our website at www.parpharm.com/governance.

The Board has established four standing committees: the Audit Committee, the Compensation and Management Development Committee, the Nominating-Corporate Governance Committee, and the Corporate

Development Review Committee.  The members and principal responsibilities of each committee are set forth below.

Audit Committee

The Audit Committee is currently composed of Messrs. Abernathy (Chairman), Knight and Rice.  Since Mr. Abernathy will be retiring from the Board and consequently as Chairman of the Audit Committee, following the 2010 meeting, the following members will comprise the Audit Committee: Thomas P. Rice, Chairman, Peter S. Knight and Ronald M. Nordmann.  The Audit Committee reviews our financial statements, our compliance with legal and regulatory requirements, and the qualifications, independence and performance of our independent auditors.  In addition, the Audit Committee: (i) reviews the results of the annual audit with management and our independent auditors; (ii) reviews with financial management and our independent auditors significant financial reporting issues and practices, any changes in accounting principles and disclosure practices; (iii) reviews the proposed scope of the annual audit and approves the audit fees to be paid in connection with the annual audit; (iv) discusses the adequacy and effectiveness of our internal controls over financial reporting with the independent auditors and our financial and accounting staff; (v) assists the Board in monitoring the integrity of our financial statements and our systems of internal control over financial reporting, as well as management’s report; (vi) inquires of management and our independent auditors concerning significant risks or exposures and assesses the steps that management has taken to minimize such risks and exposures to the company; and (vii) reviews annually the adequacy of the Audit Committee’s Charter and the functions and independence of the Audit Committee.

The Audit Committee is governed by our Audit Committee Charter, which is posted on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.  The Board has determined that all of our Audit Committee members meet the independence, financial literacy and experience requirements of the NYSE and the applicable rules and regulations of the SEC.  The Board has determined that Mr. Abernathy satisfies the requirements for an “audit committee financial expert” and has designated him as our audit committee financial expert.  The Board has also determined that Mr. Rice satisfies these requirements and will be designated as our audit committee financial expert following the 2010 meeting.  None of the Audit Committee members serves on the audit committee of more than three public companies.

Compensation and Management Development Committee

The Compensation and Management Development Committee (referred to hereafter as the “Compensation Committee”) is currently composed of Dr. Sharoky (Chairman) and Messrs. Knight and Smith, each of whom the Board has determined meets the independence requirements of the NYSE.  The Compensation Committee sets and approves salary and bonus levels for our executive officers and administers our long term incentive programs (such as the 1990 stock incentive plan, the 2000 performance equity plan, and the 2004 performance equity plan) and the annual incentive program.  The Compensation Committee administers and has the responsibility for the granting of stock options, restricted stock awards and other awards under such plans.  In addition, the Compensation Committee oversees plans for management development and succession.  The Compensation Committee is governed by our Compensation and Management Development Committee Charter, which is provided on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.

Nominating-Corporate Governance Committee

The Nominating Committee is currently composed of Messrs. Nordmann (Chairman), Abernathy and Rice, each of whom the Board has determined meets the independence requirements of the NYSE.  The Nominating Committee recommends nominees for annual election to the Board and to fill any vacancies (and newly-created directorships) on the Board.  In addition, the Nominating Committee considers any recommendations made by stockholders of persons to be nominated as directors.  During 2009, we did not receive any recommendations from our stockholders of persons to be nominated as directors.  The Nominating Committee has recommended the nominee, Melvin Sharoky, for election as a Class II director.

The Nominating Committee is governed by our Nominating-Corporate Governance Committee Charter.  This Charter sets forth various corporate governance issues and principles, including the recommendation process for nominees to the Board and its committees, and provides independence standards for members of the Board and our committees that meet the requirements of the NYSE.  The Nominating-Corporate Governance Committee Charter is provided on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.

The Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership, as described above in “Identifying and Evaluating Nominees for Director” on page 6.

Corporate Development Review Committee

The Corporate Development Review Committee is currently composed of Messrs. Smith (Chairman), LePore and Nordmann and Dr. Sharoky.  The Corporate Development Review Committee reviews and provides guidance to our management and serves as a conduit between management and the Board with respect to the ongoing development and implementation of our business goals, strategies and long-term initiatives, including strategic considerations in the allocation of corporate resources.  The Committee is governed by its Charter, which is provided on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.

Meetings of the Board and Committee Membership

The Board met nine times during 2009, and the independent directors met four times without any of our officers present.  During 2009, each current director attended at least 75% of the aggregate meetings of the Board and the Committees of the Board to which each was assigned.  In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications as the need arises, including through considerable telephone contact with the Lead Director, the Chairman and Chief Executive Officer, and others regarding matters of interest and concern to the company.

We encourage all directors and nominees to attend the 2010 meeting of our stockholders.  All members of the Board attended our last annual meeting of stockholders, held on June 9, 2009.

The table below sets forth the current members of each committee as of March 24, 2010, and the number of Board and committee meetings held in 2009.  The Board held four regularly scheduled meetings in 2009, and the remaining five were special meetings.

Name of Director	Board	Audit	Compensation	Nominating	Corporate Development Review
John D. Abernathy	Member	Chairman		Member
Peter S. Knight	Member	Member	Member
Patrick G. LePore	Chairman				Member
Ronald M. Nordmann	Member			Chairman	Member
Thomas P. Rice	Member	Member		Member
Melvin Sharoky	Member		Chairman		Member
Joseph E. Smith	Member*		Member		Chairman
Total meetings in 2009	9	6	4	2	2

*Mr. Smith has been designated Lead Director

Communications with the Board and its Audit Committee

Stockholders, employees and other interested persons who so wish may communicate directly with the full Board, the Chairman of the Board or specified individual directors by directing such communications in writing to us at our principal executive offices, Attention: Assistant to the Chief Executive Officer.  In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by us, including by members of the Board and the Audit Committee, regarding accounting, internal control over financial reporting or auditing matters, and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in our Whistleblowing Policy, which is provided on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.

Risk Oversight

Our Board recognizes that, although risk management is primarily the responsibility of our management team, the Board plays a critical role in the oversight of risk.  The Board believes that an important part of its responsibilities is to assess the major risks the company faces and review our options for monitoring and controlling these risks.  The Board has delegated specific responsibility for overseeing risk management for the company to the Audit Committee, including oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting.  This includes the company’s risk assessment and management policies, our major financial risk exposure, and the steps taken by management to monitor and mitigate such exposure.  The Compensation Committee oversees the risks relating to our compensation policies and practices as well as management development and leadership succession in our various business units.  The Audit Committee and the Compensation Committee report to the entire Board in sufficient detail to allow the Board to provide meaningful oversight.

Governance Principles

In order to help promote the effective functioning of the Board and its committees and the interests of our stockholders, and to ensure a common set of expectations as to how the Board, its committees, individual directors and our management should perform their functions, the Board adopted in 2003 and amended in 2008 the Par Pharmaceutical Companies, Inc. Corporate Governance Guidelines.  The Corporate Governance Guidelines address, among other things, Board responsibilities, responsibilities of the committees of the Board, executive sessions of independent directors, selection of nominees for our directors, director succession, expectations for directors, and annual self-evaluations of the Board and its committees.  The Corporate Governance Guidelines are provided on our website at www.parpharm.com/governance and are available in print to any of our stockholders upon written request.

Code of Ethics

We have adopted a Code of Ethics for our officers, employees and directors and a Code of Conduct for the officers, employees and directors of all of our subsidiaries.  The Code of Ethics and the Code of Conduct have been designed to ensure that our business is conducted in a legal and ethical manner.  The Codes form the foundation of a comprehensive process that principally includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the importance of the integrity of all individuals employed or associated with our company and our subsidiaries.  Our policies and procedures cover several areas of professional conduct, including employment policies, conflicts of interest, intellectual property matters and the protection of confidential information, as well as the adherence to all laws and regulations applicable to our business and operations.  Additionally, the Code of Ethics is intended to focus the Board and its individual members on areas of ethical risk, help directors, officers and employees recognize and address ethical issues, provide procedures to report unethical conduct, and foster a culture of honesty and accountability.

A copy of our Code of Ethics is provided on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.  We will disclose any future amendments to, or waivers from, certain provisions of the Code of Ethics for officers and directors on our website within two business days following such amendment or waiver.

Director Independence Standards

Pursuant to our Corporate Governance Guidelines, we apply the director independence standards contained in the NYSE corporate listing standards.  The NYSE corporate listing standards require that a majority of directors at any time must be independent, and for a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has such a relationship with the company).  Additionally, the existence of any of the following situations would preclude a director from being independent:

•

If, within the last three years, the director was employed by the company, or received more than $120,000 in direct compensation during any 12-month period (other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service) from the company.

•

If, within the last three years, an immediate family member of the director was employed as an executive officer of the company, or received more than $120,000 in direct compensation during any 12-month period (other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service) from the company.

•

If (i) the director is a current partner or employee of our external auditor; (ii) the director has an immediate family member who is a current partner of our external auditor; (iii) the director has an immediate family member who is a current employee of such firm and personally works on our audit; or (iv) within the last three years, the director or an immediate family member was a partner or employee of our external auditor (but no longer is) and personally worked on our audit within that time.

•

If, within the last three years, one of our executive officers was on the compensation committee of the board of directors of another company that employed our director as an executive officer or that employed an immediate family member of the director as an executive officer.

•

If the director is a current employee, or the director’s immediate family member is a current executive officer, of a company that has made payments to us or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board has determined that each of our current directors, with the exception of Mr. LePore, our Chairman, President and Chief Executive Officer, is independent.

In connection with its determination of whether each director is independent, the Board considered the following as part of its annual review of director independence:

•

Dr. Sharoky owns a minor amount of the capital stock of Watson Pharmaceuticals, Inc., one of our competitors.  The Board reviewed the matter and determined that Dr. Sharoky’s minor stock ownership in Watson was immaterial and would not affect his independence as a director.

•

Mr. Knight is a director of Medicis Corporation, a third party partner of the company.  The Board reviewed and evaluated our relationship with Medicis Corporation and determined that the relationship did not affect Mr. Knight’s independence as a director.

Review and Approval or Ratification of Transactions with Related Persons

We currently do not have any formal policies or procedures for the review, approval or ratification of transactions with related persons.  Instead, related party transactions are reviewed on an ad hoc basis as they arise.  Related party transactions are identified by the directors themselves and may be identified by management pursuant to a director notification policy that we implemented in 2006.  Pursuant to this policy, we maintain a list of companies and other organizations with which each director has a relationship and a list of our significant customers, suppliers and service providers.  Directors are required to inform our Secretary prior to accepting a new position, such as a position as a corporate director or officer of a business, a director of a charitable or non-profit organization, or a position affiliated with a law firm or audit firm that provides services to us or to our significant suppliers, customers, service providers or competitors.  This will permit us to review the lines of business of the other company, or to monitor the level of contributions to charitable organizations, to assure that no conflict exists between the companies and to evaluate our business relationship, if any, with the other company.  This notification policy was implemented by the Board in order to evaluate whether a position that a director proposes to take may affect his or her independence.  Such notifications will also alert us about related party transactions so that the Audit Committee may review them, as appropriate.

Certain Relationships and Related Transactions

During 2009, we did not participate in any transactions in which any of our directors, executive officers or any beneficial owner of more than 5% of our common stock, nor any of their immediate family members, had a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is, or was ever, an officer or employee of the company or any of our subsidiaries, nor did any of the Compensation Committee members have any relationship requiring disclosure by us under any subsection of Item 404 of Regulation S-K promulgated by the SEC.  During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board.

AUDIT COMMITTEE REPORT

Our management is responsible for preparing our financial statements and establishing reporting systems and internal control over financial reporting.  Management also is responsible for reporting on the effectiveness of our internal control over financial reporting.  Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of our consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States and issuing a report on these financial statements.  As provided in the Audit Committee Charter, the Audit Committee’s responsibilities include the oversight of these processes.  As part of its oversight responsibilities, the Audit Committee periodically met with both our management and Deloitte & Touche LLP, with and without management present, to discuss the adequacy and effectiveness of our internal control over financial reporting and the quality of its financial reporting processes.

In this context, before we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 with the SEC, the Audit Committee reviewed and discussed the audited financial statements with our management and Deloitte & Touche LLP; the Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) and SEC Rule 207, as such may have been modified or supplemented; the Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as such may have been modified or supplemented, and discussed with the independent registered public accounting firm the firm’s independence; and, based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

AUDIT COMMITTEE:

John D. Abernathy (Chairman)

Peter S. Knight

Thomas P. Rice

DIRECTOR COMPENSATION

Directors who are also our employees (and of any of our subsidiaries) receive no additional remuneration for serving as directors or members of committees of the Board.  All directors are entitled to reimbursement for out-of-pocket expenses incurred by them in connection with their attendance at Board and committee meetings.  The following describes the annual compensation for non-employee directors for fiscal 2009.

Cash Compensation

Annual Board retainer	$ 50,000
Lead Director	35,000
Audit Committee retainer	10,000
Audit Committee Chairmanship	15,000
Committee retainer	5,000
Committee Chairmanship	10,000

Pursuant to the directors’ stock and deferred fee plan, non-employee directors may elect to have up to 100% of their annual retainer fees and committee membership retainer fees treated as deferred stock units, which units represent shares of our common stock and are distributed to a director within 180 days after his retirement from the Board.  The retainer fees are converted into deferred stock units at the fair market value of our stock as of the date of conversion.

Equity Grant

Under the directors’ stock and deferred fee plan, directors receive an annual grant on the earlier of (a) the date on which our stockholders elect directors at an annual meeting of stockholders or any adjournment thereof, (b) the date in January of each year on which the first meeting of the Compensation Committee occurs or (c) the last business day of January of such fiscal year.  Pursuant to our directors’ plan, on January 8, 2009, each non-employee director received an annual grant of restricted stock units, which is equal to the number of shares of our common stock having an aggregate fair market value on the date of grant equal to $100,000.

Restricted stock units are credited to the director’s stock account and are not issued or otherwise distributed as actual shares to the director until the director’s retirement from the Board.  Similar to the deferred stock units described above, we will issue or otherwise distribute the shares within 180 days after a director’s retirement.

The following table sets forth the total 2009 compensation of each our non-employee directors who earned director compensation in 2009:

Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards (3)(4)(5) ($)	Option Awards ($)	Total ($)
John D. Abernathy	70,000	100,000	0	170,000
Peter S. Knight	0	164,997	0	164,997
Ronald M. Nordmann	67,500	100,000	0	167,500
Thomas P. Rice	32,500	100,000	0	132,500
L. William Seidman(6)	30,000	100,000	0	132,500
Joseph E. Smith	0	197,494	0	197,494
Melvin Sharoky	0	167,497	0	167,497

(1)

Fees earned in cash by Messrs. Knight and Smith and Dr. Sharoky were deferred, at their election, into stock units and are reflected in the column entitled “Stock Awards.”

(2)

Includes cash retainer, meeting fees and committee chairman fees.

(3)

On January 8, 2009, each non-employee director (except Mr. Rice) received 7,657 restricted stock units, or RSUs.  The grant date fair value of each RSU was $13.06.  On June 9, 2009, the date of Mr. Rice’s election to the Board, Mr. Rice received 6,812 RSUs.  The grant date fair value of each RSU was $14.68.  The amounts listed reflect the full grant date fair values in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718-10  Compensation – Stock Compensation.  For assumptions used in determining these values, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)

On a quarterly basis during 2009, Messrs. Knight and Smith and Dr. Sharoky deferred compensation they earned in cash into stock units. The grant date fair value of each SU grant was $13.43 per share on January 2, 2009 for the first quarter, $8.87 per share on April 1, 2009 for the second quarter, $15.48 per share on July 1, 2009 for the third quarter, and $21.40 per share on October 5, 2009 for the fourth quarter of 2009.  The amounts listed reflect the full grant date fair values in accordance with FASB ASC 178-10 Compensation – Stock Compensation.  For assumptions used in determining these values, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(5)

RSUs and SUs are only distributed upon termination of the services of the director.

(6)

Deceased – May 13, 2009

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the persons who are known by us to own beneficially more than 5% of our common stock, based solely upon filings made by such persons with the SEC as of March 24, 2010, on Schedule 13G (and any amendment(s) thereto) pursuant to Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended (or the Exchange Act), and, where believed by us to foster the accuracy of such information, upon filings made by such persons as of March 24, 2010, on Schedule 13F pursuant to Section 13(f) of the Exchange Act.  Pursuant to rules promulgated under the Exchange Act, a person is deemed to be a beneficial owner of an equity security if such person has or shares the power to vote or to direct the voting of such security or to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  In general, a person is deemed to be a beneficial owner of any equity security that such person has the right to acquire within 60 days of a determination date.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Common Stock
BlackRock, Inc. (2)	3,128,226	8.98%

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)

The business address of Black Rock Inc. is 40 East 52nd Street, New York, New York 10022.   Effective December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors NA and certain of its affiliates (the “BGI Entities”).  BlackRock, Inc. filed an amendment to the Schedule 13G previously filed by BGI Entities informing us that Black Rock (a) is a parent holding company or control person, (b) has sole voting and dispositive power over 3,128,226 shares, and (c) does not share voting or dispositive power on any of the shares.

Security Ownership of Directors and Management

The following table sets forth, as of March 24, 2010, the beneficial ownership of our common stock by: (i) our current directors, including Dr. Sharoky, the nominee named in this proxy statement, (ii) each of the Named Executives set forth in the “Executive Compensation” section of this proxy statement, and (iii) all of our current directors and current executive officers as a group.  The following table has been compiled based solely upon the information furnished to us by the foregoing persons.  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Percentages are based on 35,044,335 shares of our common stock outstanding as of March 24, 2010.

Name of Beneficial Owner	Shares Owned	Exercisable Stock Options	Restricted Stock(1)	Deferred/ Restricted Stock Units(2)	Total	Percentage of Class
Patrick G. LePore(3) (4)	103,641	196,133	156,969	2,500	459,243(5)	1.3%
John A. MacPhee(4)	20,463	87,144	93,169	-	200,776	*
Thomas J. Haughey(4)	24,344	69,847	95,946	-	190,137	*
Paul V. Campanelli(4)	20,372	68,492	94,568	-	183,432	*
Joseph E. Smith(3)	70,000	20,000	-	42,314	132,314	*
Peter S. Knight(3)	3,500	60,000	-	35,754	99,254	*
John D. Abernathy(3)	11,500	59,500	-	18,938	89,938	*
Ronald M. Nordmann(3)	4,000	60,000	-	18,938	82,938	*
Melvin A. Sharoky(3)	20,000	5,000	-	25,442	50,442	*
Veronica A. Lubatkin(4) (6)	-	22,100	-	-	22,100	*
Lawrence A. Kenyon(4)	1,783	-	18,866	-	20,649	*
Thomas P. Rice(3)	-	-	-	-	-
All current directors and current executive officers as a group (11 persons)(7)	279,603	626,116	459,518	143,886	1,509,123	4.2%

*

Less than 1%

(1)

Holders of restricted shares of common stock granted under our performance equity plan have current voting rights, even though such shares may not vest on or before May 24, 2010.

(2)

Deferred/Restricted Stock Units issued under the directors’ stock and deferred fee plan are credited to each director’s stock account and are not issued or otherwise distributed as actual shares of common stock to the director until the director’s retirement from the Board.  Directors do not have voting rights with respect to the units until the actual shares are distributed, even though such units may be vested on or before May 24, 2010.

(3)

A current director.

(4)

A “Named Executive,” as defined in the “Executive Compensation” section of this proxy statement.

(5)

Includes 15,000 shares held by Park Street Investors, L.P., a Delaware limited partnership.  The General Partner of Park Street Investors, L.P. is Park Street Investment Corporation (“PSIC”), a Delaware corporation, of which Mr. LePore and his spouse are officers and directors, and together they own a majority of the outstanding stock of PSIC.  Also includes 15,000 shares held by the Patrick LePore Revocable Trust of 2002, of which Mr. LePore is the Grantor, Trustee and beneficiary.

(6)

Ms. Lubatkin is no longer employed by the company.

(7)

Includes Messrs. LePore, MacPhee, Haughey, Campanelli, Smith, Knight, Abernathy, Nordmann, Kenyon, Rice, and Dr. Sharoky.

For the purposes of the above table, the business address of each of our directors and Named Executives is c/o Par Pharmaceutical Companies, Inc., 300 Tice Boulevard, Woodcliff Lake, NJ 07677.

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In response to a 2007 stockholder proposal, we are providing our stockholders with the right to cast an advisory vote at our Annual Meeting of Stockholders on our 2009 executive compensation program and policies for the Named Executives, as described in the following Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive compensation (together with the accompanying narrative disclosure).

We believe that our compensation policies and procedures are centered on a “pay for performance” culture and are strongly aligned with the long-term interests of our stockholders.

This proposal, commonly know as a “say on pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our 2009 executive compensation programs and policies for Named Executives through the following resolution:

Resolved, that the stockholders approve the company’s 2009 executive compensation programs and policies for the Named Executives, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive compensation (together with the accompanying narrative disclosure) in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our Named Executives.  Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangements of any of our Named Executives.  Because your vote is advisory, it will not be binding on the Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote “FOR” the approval of our 2009 executive compensation programs and policies for the Named Executives.

EXECUTIVE COMPENSATION

Officers

Our executive officers are:

Name	Position
Patrick G. LePore	Chairman, Chief Executive Officer and President
Lawrence A. Kenyon	Executive Vice President and Chief Financial Officer
Thomas J. Haughey	Executive Vice President, Chief Administration Officer, General Counsel and Secretary
Paul V. Campanelli	Executive Vice President
John A. MacPhee	Executive Vice President

Mr. LePore, age 54, has served as President and Chief Executive Officer since September 2006 and as a director since May 2006.  He was named Chairman of the Board in August 2007.  From 2002 to 2005, Mr. LePore was President of the healthcare marketing group at Cardinal Health, Inc.  From 1984 until 2002, he was with BLP Group Companies, a full service medical communication/education company, ultimately as Chairman, President and Chief Executive Officer.  BLP Group Companies was sold to Cardinal Health in 2002.  From 2005 until September 2006, Mr. LePore was a board member of a number of non-profit and for-profit companies.

Mr. Kenyon, age 44, became Executive Vice President, Finance in December 2008 and assumed the role of Chief Financial Officer on March 9, 2009.  Prior to joining us, Mr. Kenyon was Chief Financial Officer and Secretary of Alfacell Corporation from January 2007 until February 2009; he also served at various times during this period as Alfacell’s Executive Vice President, Chief Operating Officer, and President, and was a member of Alfacell’s board of directors from November 2007 to April 2009.  Prior to joining Alfacell, Mr. Kenyon served as Executive Vice President, Chief Financial Officer and Corporate Secretary at NeoPharm, Inc., a publicly traded biopharmaceutical company, from 2000 until 2006.

Mr. Haughey, age 46, has served as Executive Vice President since 2006 and as General Counsel and Secretary since 2003.  He was named Chief Administration Officer in 2008.  Prior to joining us, Mr. Haughey had served for more than five years as Legal Director of Licensing in the Law Department of Schering-Plough Corporation.

Mr. Campanelli, age 48, has served as Executive Vice President and as President, Par Pharmaceutical, our generic products division, since 2007.  He was Executive Vice President, Business Development and Licensing of Par Pharmaceutical from 2006 to 2007.  Mr. Campanelli also served as Par Pharmaceutical’s Senior Vice President, Business Development and Licensing, from 2004 to 2006, and as Vice President, Business Development, from 2002 to 2004.

Mr. MacPhee, age 42, has served as Executive Vice President and as President, Strativa Pharmaceuticals, our proprietary products division, since October 2005.  He was our Senior Vice President, Branded Marketing and Sales, from January to October 2005.  Prior to joining us, Mr. MacPhee had served as Vice President, Marketing (in 2004) and Assistant Vice President, Marketing (from 2001 to 2003) at Forest Pharmaceuticals.

The executive officers of Par Pharmaceutical, Inc., our wholly owned and principal operating subsidiary, are Mr. LePore as Chief Executive Officer and President, Mr. Kenyon as Executive Vice President and Chief Financial Officer, Mr. Haughey as Executive Vice President, Chief Administration Officer, General Counsel and Secretary, Mr. Campanelli as President, Par Pharmaceutical, our generic products division, and Mr. MacPhee as President, Strativa Pharmaceuticals, our proprietary products division.  The executive officers of Kali Laboratories, Inc., a wholly owned subsidiary acquired by us in 2004, are Mr. LePore as Chairman of the Board, Mr. Campanelli as President, Mr. Kenyon as Chief Financial Officer and Treasurer, and Mr. Haughey as General Counsel and Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics:

•

our compensation philosophy and policies regarding executive compensation;

•

our compensation-setting process;

•

the components of our executive compensation program;

•

our 2009 compensation decisions; and

•

certain changes for our 2010 compensation program.

Throughout this “Compensation Discussion and Analysis” section, the terms the “Committee” and the “Compensation Committee” refer to the Compensation and Management Development Committee of our Board of Directors.  As more fully detailed in the Compensation Committee’s charter, located at www.parpharm.com/governance, the Compensation Committee oversees our compensation program by

•

assisting the Board in decisions involving compensation and development of our executive officers;

•

evaluating and approving management compensation plans, policies and programs;

•

approving stock-based awards to employees, including stock options and restricted stock awards;

•

overseeing plans for management development and succession; and

•

providing our analysis of executive compensation for inclusion in our proxy statement.

We use the term “executive” to refer generally to the participants of the various compensation programs discussed below.  The capitalized term “Named Executives” refers to the following executive officers whose compensation is required to be reported in the Summary Compensation Table on page 44:

Name	Position
Patrick G. LePore	Chairman, Chief Executive Officer and President
Lawrence A. Kenyon	Executive Vice President and Chief Financial Officer*
Veronica A. Lubatkin	Executive Vice President and Chief Financial Officer‡
Thomas J. Haughey	Executive Vice President, Chief Administration Officer, General Counsel and Secretary
Paul V. Campanelli	Executive Vice President and President, Par Pharmaceutical
John A. MacPhee	Executive Vice President and President, Strativa Pharmaceuticals

* Mr. Kenyon joined the company as Executive Vice President on December 15, 2008 and assumed the role of Chief Financial Officer on March 9, 2009.

‡

Ms. Lubatkin served as Executive Vice President and Chief Financial Officer in 2008.  Ms. Lubatkin and the company agreed to terminate the term of Ms. Lubatkin’s employment agreement on December 31, 2008, but she agreed to continue as an employee and to fulfill her role as Executive Vice President and Chief Financial Officer through March 6, 2009.

Highlights of Our 2009 Compensation Decisions

The Compensation Committee is continuously assessing all of our compensation programs to ensure fairness in compensation for our employees and our stockholders alike.  The following highlights some of the factors that affected our 2009 compensation decisions.

Our Compensation Decisions at the Outset of 2009

●

The company entered 2009 having experienced a particularly challenging business climate in 2008. We also entered 2009 in the middle of a restructuring initiative to resize Par Pharmaceutical, our generic products division.  This restructuring commenced late in 2008 as part of an ongoing strategic assessment of our businesses and included workforce reductions totaling approximately 190 employees by the end of the first half of 2009.

●

Because we anticipated that the challenges faced by the company in 2008 would continue into 2009, the Committee froze 2009 base salaries at 2007 levels for all employees at the senior director level and above (including the Named Executives).

●

At the beginning of 2009, the Board set a performance target of $0.60 earnings per diluted share (EPS) as the funding target for our annual incentive (cash bonus) program, based upon a detailed analysis of projected sales and expenses, and established several other financial objectives for the company.  See “Annual Incentive” on page 34.

●

The Committee reduced the amounts that we award to our Named Executives under our long-term incentive program to bring these awards closer to the median range of our market group rather than the 75th percentile, which was our former practice.

Our 2009 Performance Results and Related Compensation Decisions

●

Despite the challenging business climate, the company achieved outstanding financial results in 2009. In particular, we achieved EPS of $2.27 for the year, and our stock price rose from $13.41 on December 31, 2008 to $27.06 on December 31, 2009.  We believe that our 2009 results were attributable in part to our successful restructuring initiatives and a “more with less” philosophy that positioned the company to take advantage of business opportunities during the year.

●

In accordance with our “pay for performance” philosophy, we funded our annual incentive bonus plan at 152% of aggregate target for all eligible employees because we significantly exceeded nearly all of our financial targets for 2009, in contrast to 2008, when no bonuses were paid.  See “Annual Incentive” on page 34.

●

Due in part to our restructuring, we determined that the peer group selected in 2008 contained some companies that were no longer comparable to ours in size and scope of business.  Accordingly, with the assistance of our compensation consultant, we established a new peer group in August 2009 to ensure that our compensation decisions and financial performance targets are measured against companies similar to ours in size and scope.  See “Competitive Compensation Practices” on page 30.

●

Our financial success in 2009 also set the stage in 2010 for the removal of the salary freezes that had been in effect since 2007 for our employees at the senior director level and above (including the Named Executives).  We believe that our employees’ hard work to drive company performance in 2009 supported appropriate salary increases in accordance with our “pay for performance” philosophy.  See “Certain Changes for 2010” on page 41.

These decisions are described in more detail below.

Compensation Philosophy and Policies Regarding Executive Compensation

Our company operates in a highly competitive and dynamic industry.  Our overall compensation goal is to provide competitive levels of total compensation necessary to attract and retain talented executives who will contribute to the company’s financial success.  Our executive compensation program is guided by a “pay for performance” philosophy intended to align executives’ interests with those of our stockholders.  To this end, we provide a substantial portion of executives’ overall compensation opportunity in the form of an annual incentive bonus, which is subject to the achievement of our financial and strategic business objectives.  We also provide a substantial portion of executives’ overall compensation opportunity under our long-term incentive program in the form of stock option awards, restricted stock awards and other equity compensation, the value of which is directly tied to our stock performance.  We believe that these components of our compensation program reflect our “pay for performance” philosophy and motivate executives to contribute to the company’s financial success both in the immediate year and over the long term.

The following principles influence and guide our compensation decisions.

Compensation Should Attract and Retain Qualified Executives

Our compensation strategy is driven by the need to recruit, motivate, and retain key talented individuals in the industry.  We evaluate performance and compensation for key positions annually to ensure that compensation provided to those executives remains competitive relative to organizations against which we compete for talent.

Compensation Should Reflect a “Pay for Performance” Philosophy by Focusing on Results and Strategic Objectives

We believe that a substantial portion of executive pay should be tied directly to our strategic business and financial plan, and that our compensation programs in the aggregate should offer an opportunity for greater monetary reward for achieving or exceeding performance targets.  In accordance with this “pay for performance” philosophy, our annual incentive program is intended to focus executives on the attainment of key short-term goals that position us to achieve our long-range strategic objectives for the company.  Our long-term incentive program is designed to encourage executives to achieve performance excellence and attain our long-term goals and objectives for the company by aligning their interests with those of our stockholders through equity ownership.

Compensation Should Reflect Accountability and Achievement

We believe that compensation should reflect an individual’s level of responsibility within the organization, as this recognizes that one’s influence over the company’s performance increases with greater accountability. Thus, the greater a position’s level of responsibility and influence over the success of the organization, the greater the potential for reward when performance objectives are achieved.  Consistent with this philosophy:

•

Total reward opportunity is higher for individuals with greater responsibility and greater ability to influence the company’s performance.  An executive’s overall level of compensation should reflect his or her importance to the organization and ability to affect stockholder value.

•

Compensation should also correlate to each position’s relative value and contribution to the organization in comparison to other positions within the company.

•

As position and responsibility increase, a greater portion of the executive’s cash compensation opportunity is based on the company’s performance and is thus “at risk.”  See “Compensation Mix” on page 40.

•

The proportion of an individual’s long-term incentive compensation opportunity (that is, equity-based compensation) is generally higher for persons with higher levels of responsibility, delivering a larger portion of total compensation opportunity dependent on long-term stock price appreciation and total stockholder return.  See “Compensation Mix” on page 40.

Compensation Decisions Should Reflect Stockholder Interests

We believe that our compensation decisions should take into consideration matters of concern to our stockholders.  In 2008 and 2009, we took a critical look at our executive compensation program and decided to make a number of changes to reflect the interests of our stockholders, including:

•

In 2009, we provided our stockholders with an opportunity to cast an advisory vote on our 2008 executive compensation programs and policies for our Named Executives (commonly known as “Say on Pay”).  At our 2009 annual meeting, our stockholders endorsed our 2008 executive compensation programs and policies for the Named Executives.  This year, we are again providing our stockholders with the opportunity to cast a “Say on Pay” vote on our 2009 executive compensation programs.  See “Proposal 3: Advisory (Non-Binding) Vote on Executive Compensation” on page 21.

•

Starting in 2009, we amended the terms of our equity grants to provide for claw-backs of vested equity awards if a participant violates covenants relating to confidentiality, non-solicitation, or non-disparagement.  In addition, under our performance equity plan, we have the right to recover equity awards in the event that a financial restatement is necessary due to a participant’s intentional misconduct or gross negligence.

•

In March 2009, we finalized amendment of our employment agreements with our Named Executives to (i) eliminate accelerated equity vesting for equity awards granted after December 31, 2008, if the executive’s employment is terminated without “cause” but for poor performance, and (ii) reduce the post-termination exercise period of options from 24 months to three months in the event of termination without “cause” or the company’s material breach of the employment agreement.

•

2009 also represented a step in recalibrating the amounts that we award to our Named Executives under our long-term incentive program.  We now seek to set the level of our awards so that we are in the median range of our market group rather than the 75th percentile, which was our former practice.  See “Long-Term Incentive” on page 37 below.

Executives Should Also Be Owners of Our Company

To further align the interests of our executives with our stockholder interests, we have established targets of minimum stock ownership that our executives at the vice president level and above are encouraged to attain and maintain.  We believe that executives are more motivated to contribute to the company’s financial success when they hold a meaningful stake in our stock performance.  These “Executive Stock Ownership Guidelines” tie minimum stock ownership targets to the level of each executive’s base salary.  The guidelines provide specified ownership targets for these executives to attain incrementally after one, three and five year periods, as follows:

Executive Stock Ownership Guidelines
Fair Market Value of Shares Held, as a Multiple of Base Salary*
Position	As of 12/31 of Year One	As of 12/31 of Year Three	As of 12/31 of Year Five
Chairman/CEO	1.5x	4x	7x
Officers	1x	2.5x	4x
Executive Vice Presidents	1x	2.5x	4x
Vice Presidents/ Senior Vice Presidents	0.5x	1.5x	2.5x

* Includes vested and unvested restricted shares, but does not include stock options

The target number of shares is calculated by multiplying the executive’s base salary by the applicable “multiple” from the table above, and dividing the result by the average closing price of our common stock during the preceding year.  The target is higher for more senior positions, because we believe that individuals with higher levels of responsibility should demonstrate a greater commitment to our long-term financial performance.  For executives who were serving at a level of vice president or above when we adopted the guidelines in 2004, we assess ownership levels on December 31st of the one, three and five full-year periods following adoption of the guidelines.  For other executives, we assess ownership levels on December 31st of the one, three and five full-year periods following commencement of their employment at a level of vice president or above.

The following table sets forth, as of December 31, 2009, each of the Named Executives who was then an executive officer, showing his applicable share ownership target based on position and length of service and shares actually held as of that date:

Name / Position	Years of Service	Multiple from Table	Base Pay at 12/31/09	Base Pay x Multiple	Share Ownership Target*	Shares Actually Held‡

Patrick G. LePore (Chairman/CEO)	3	4	$800,000	$3,200,000	192,308	243,336

Lawrence A. Kenyon (Executive Vice President/Officer	1	1	$340,000	$340,000	20,433	10,720

Thomas J. Haughey (Executive Vice President/Officer)	5	4	$350,000	$1,400,000	84,135	145,783

Paul V. Campanelli (Executive Vice President/Officer)	5	4	$350,000	$1,400,000	84,135	113,337

John A. MacPhee (Executive Vice President/Officer)	4	2.5	$350,000	$875,000	52,584	151,017

* The product of (Base Pay x Multiple) divided by $16.64, which is the 12 month average of all 2009 daily closing prices

‡ Includes vested and unvested restricted shares, but does not include stock options

As shown by this table, all of the Named Executives except Mr. Kenyon met their stock ownership targets as of December 31, 2009.  Mr. Kenyon, who joined the company in December 2008, has attained his stock ownership target as of January 4, 2010, based on his January 2010 equity grant.  All executives are, and will continue to be, encouraged to meet these guidelines.  If we were to determine that an executive were not making a good-faith effort to attain his or her stock ownership target (a circumstance which has never occurred), we may take that factor into account with respect to compensation and/or employment decisions affecting that individual.

Policy with Regard to Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, our ability to deduct compensation paid to our Chief Executive Officer or an executive officer among the three most highly compensated officers for the taxable year is generally limited to $1 million annually.  This limitation does not apply to “performance-based” compensation if certain conditions are satisfied.  We seek to preserve the federal income tax-deductibility of compensation that we pay to our executive officers.  In this regard, we have taken a number of actions, including the adoption of incentive compensation plans that are designed to qualify awards and payments under such plans as performance-based compensation under Section 162(m), to preserve the deductibility of annual incentive, long-term performance, performance-contingent restricted stock and stock option awards.  Notwithstanding this general policy, we retain the authority to authorize compensation arrangements under which not all compensation paid to covered individuals would be tax-deductible, if we believe that such payments are in the best interests of both the company and its stockholders.

Accounting Considerations with Regard to Compensation Practices

We review on an on-going basis our compensation programs and the impact of such compensation programs on our financial statements, including the accounting treatment of equity-based compensation, and our compensation decisions may be influenced by such factors.  For example, in 2007, we completed a tender offer for certain “under water” unvested employee stock options in part to reduce the company’s overall accounting expense for such options.  We made no compensation decisions in 2009 that were based primarily on any such factors.

The Compensation-Setting Process

A Year-Round Process

Our compensation planning process, including evaluation of management performance and consideration of the business environment, is a year-round process.  Each year, the Compensation Committee reviews all elements of compensation.  Compensation decisions are designed to promote our fundamental business objectives and strategies which, in turn, drive long-term stockholder value.

The Compensation Committee’s Role in the Process

The Compensation Committee meets at the beginning of each year to:

•

review and evaluate employee incentive plans;

•

determine the bonus payouts under the prior year’s annual incentive program;

•

review performance milestones and strategic objectives for the annual incentive program for the upcoming year;

•

review management recommendations for our long-term incentive program for the upcoming year (which may consist of various equity awards, such as stock options and restricted stock under our performance equity plan);

•

establish the allocation of shares of our common stock to be reserved for equity awards to newly-hired employees under the performance equity plan for the upcoming year;

•

ratify grants under our directors’ stock and deferred fee plan;

•

review the Chief Executive Officer’s achievement of the prior year’s goals and set objectives for the current year; and

•

address any other matters that require the attention of the Committee.

The Compensation Committee also meets annually to:

•

review the Compensation Committee Charter;

•

make recommendations, if necessary, to update Committee objectives and policies;

•

perform self-evaluations and the Committee evaluation;

•

review independent director compensation; and

•

review and approve the analysis of executive compensation for inclusion in our proxy statement.

Other tasks of the Committee include periodically reviewing and evaluating the company’s succession plan, monitoring executive development plans, and ensuring our adherence with our compensation philosophy for all executives.  All of these responsibilities are executed against the ever changing backdrop of variations in market conditions, changes in business focus and stockholder resolutions.  The Compensation Committee held a total of four meetings during 2009.

Management’s Role in the Process

Management plays a role in the compensation-setting process, other than compensation for the Chief Executive Officer.  The most significant aspects of management’s role are:

•

reviewing and recommending compensation plans;

•

recommending business and individual targets and goals;

•

evaluating employee performance based on agreed-upon objectives; and

•

recommending salary and bonus levels and long-term incentive awards.

The Chief Executive Officer and Senior Vice President of Human Resources work with the Compensation Committee Chairman in establishing the agenda for Committee meetings and, at the Committee’s request, participate in Committee meetings to provide compensation recommendations as to our executives (other than themselves).  At the request of the Committee, management works with outside consultants retained by the Committee to provide data for the Committee’s review and analysis of the various components of compensation in comparison with our peer group companies and other market data.

Employment Agreements

We normally enter into employment agreements with our Named Executives in order to attract a high level of talent to the company and, equally important to the company’s success, to retain key executives to execute our business strategies.  We believe that retention of our Named Executives into the near future is imperative due to our changing business strategy over the past several years and, in particular, the restructuring activities begun in 2008.  We believe it is critical to our future success to retain key individuals to ensure successful delivery of our shift in business strategy.  In addition, volatility in the industry resulting from consolidation and increased foreign competition heightens our need to attract, retain and motivate a group of executives with a suitable talent pool.  The executive employment agreements also protect the company by setting forth the applicable terms for termination and provide valuable protection against improper use of our confidential business information and competition with our business following the employment term.

At the same time, we are mindful that an employment agreement should not be used as a vehicle to award excessive compensation or to guarantee ongoing benefits in the absence of suitable performance.  Accordingly, none of our employment agreements provide for guaranteed or recurring base salary increases or cash or equity-based incentives regardless of performance, and base salaries may be increased only at the discretion of the Committee.  We conduct ongoing evaluations of various employment agreement terms to ensure that they reflect best industry practices and good corporate governance.  For example, in 2009 we amended employment agreements with our Named Executives to eliminate accelerated equity vesting in certain circumstances and to reduce the post-termination exercise period of options in certain circumstances.  We made these changes because we recognize the need to align our employment agreements and programs with stockholder interests.  We view this as an ongoing process, and we are committed to continue to review our employment agreements as existing agreements come to term to assess the necessity of renewing employment agreements and to make appropriate changes.  A more detailed description of our employment agreements appears under “Employment Agreements with Named Executives” on page 49 below.

Compensation Consultants

The Compensation Committee Charter grants the Committee the authority to retain and terminate compensation consultants and approve their fees and other retention terms.  These consultants report directly to the Compensation Committee.  In the beginning of 2009, we continued using the services of Buck Consultants, the compensation consulting firm that we had retained in 2008, to assist us in reviewing our 2009 compensation practices.  Buck Consultants provided us with market data with respect to compensation levels and practices, compared our compensation practices to industry standards and trends, and made recommendations to the Committee regarding the level and structure of compensation for our Chief Executive Officer and other executives in light of the goals of our compensation philosophy.  Buck Consultants was retained by and was answerable to the Committee and did not engage in any other material work for the company.

Our arrangement with Buck Consultants concluded in April 2009, at which time we retained the services of Exequity LLP, another compensation consulting firm.  Exequity assisted us in assessing and updating our peer group companies, determining bonus awards under our 2009 annual incentive program, and planning for our 2010 long-term incentive award grants.  Exequity was retained by and is answerable to the Committee and has not engaged in any other material work for the company.

Competitive Compensation Practices

We recognize that our compensation arrangements must be reasonable and competitive in the marketplace in order to attract and retain highly-qualified executives to lead the organization.  Accordingly, we review market compensation practices for similar positions at comparable companies to help us establish the compensation levels for our executives, including the Named Executives.  We determine the “market” compensation for similar positions using a blend of data from the following sources gathered by our outside compensation consultants: (i) compilations of compensation data from the proxy statements of our “peer group” companies, and (ii) industry compensation surveys, both published and proprietary.

Our “peer group” (consisting of the companies listed below) is a group of generic and specialty pharmaceutical companies with which we compete for talent and stockholder investment.  The compensation data drawn from the proxy statements of our peer group companies provide a valuable comparison tool derived from our most direct business competitors.  We also utilize compensation survey data from companies in our industry that correspond in size, within a comparable range, to our size.  Through the use of surveys, we can match a particular position to positions of comparable responsibilities, rather than to just a title, as appear in the proxy materials.  Surveys also typically provide a larger sampling, which minimizes swings in the data in any one year that may occur within the smaller sampling of companies within our peer group.  For 2009, we referenced data from the Radford Global Life Sciences Survey and the SIRS Executive Compensation Survey, sponsored by ORC Worldwide.  By drawing on both compensation surveys and proxy data from our peer group companies, we are able to obtain a balanced and robust view of “market” comparables.

To ensure that it provides an appropriate measure for comparison, we monitor the composition of our peer group for industry or individual company changes that necessitate any revision, as well as revisions prompted by changes in our operations and business focus.  We use the following criteria to select our peer group companies:

•

companies with a similar scope of operations as ours, including, to the extent possible, companies that operate in both the generic and branded pharmaceutical sectors, but also including companies with specific generic or brand focuses in order to maintain a sufficient sampling of companies in our peer group;

•

companies of similar size to us, using primarily the criteria of revenue (generally including companies whose total annual revenue ranges from one-half to two times our total annual revenues), with consideration also given to the number of employees and market capitalization; and

•

companies for which relevant compensation information is publicly available (primarily stand-alone domestic companies, as opposed to consolidated subsidiaries or divisions of larger corporations or foreign corporations).

We believe that these criteria set the parameters for identifying the companies against which we primarily compete for talent and stockholder investment.  For our compensation planning at the beginning of 2009, we utilized the same peer group that had recently been evaluated and updated in 2008, consisting of:

Adams Respiratory Therapeutics	KV Pharmaceutical	Shire
Alpharma	King Pharmaceuticals	Teva Pharmaceutical Industries
Angiotech Pharmaceuticals	Medicis Pharmaceutical	Valeant Pharmaceuticals International
Barr Pharmaceuticals	Mylan
Biovail Corporation	Perrigo Company	Warner Chilcott
Endo Pharmaceutical Holdings	Sciele Pharma	Watson Pharmaceuticals

In mid-2009, we reevaluated the identity of our peer group companies in light of the recent changes in our structure and business focus stemming from the restructuring that began in October 2008.  We reassessed whether these companies continue to be comparable to ours in terms of size and scope of operations, and changes within several of the above-listed companies (such as companies merging or ceasing to be public companies) warranted their removal from our peer group.  Based on our reevaluation, and aided by input from Exequity, our new compensation consulting firm, we identified the following list of companies as our updated peer group as of August 2009: *

__________________________________

* Although our 2009 Annual Report indicates that our principal generic competitors are Teva Pharmaceutical Industries, Mylan Laboratories, Watson Pharmaceuticals, and Sandoz Pharmaceuticals, this assessment is based primarily on product overlap.  These companies are not included in our updated peer group because their total revenues fall well outside of our general revenue guidelines for inclusion of companies as comparators for the purposes of executive compensation benchmarking.

Abraxis Bioscience	Impax Laboratories	Salix Pharmaceuticals
Amylin Pharmaceuticals	Medicines Company	Sepracor
Angiotech Pharmaceuticals	Medicis Pharmaceutical	Valeant Pharmaceuticals International
Cubist Pharmaceuticals	Perrigo Company
Endo Pharmaceutical Holdings		Warner Chilcott

Based on the criteria described above, we believe that this updated peer group better reflects the companies with which we currently compete for talent, business and stockholder investment.

For each element of compensation (such as base salary, annual incentive and long term incentive), we compare compensation levels to comparable positions in our “market” using a blend of data from published industry surveys and our peer group companies, as explained above.  Our practice is to set total target compensation for our executives at the median range of the market for comparable positions and to provide a total pay opportunity (including the upper limit of annual incentive opportunity) that can rise up to approximately the 75th percentile of the market for comparable positions to reward superior performance.  We believe that providing base salaries and target incentive awards at the median range of the market is the minimum level necessary for us to compete effectively for talent with our peer group companies, yet is reasonable from our stockholders’ perspective.  At the same time, providing increased reward potential for exceeding performance targets incentivizes management to achieve important financial and strategic objectives, which in turn benefits our stockholders through increased stock value.  We believe that providing increased reward potential at near the 75th percentile of the market affords executives a meaningful incentive, but is not disproportionate to the stockholder value created by exceeding our performance targets.

While these published surveys and peer group information are useful guides for comparative purposes, we believe that a successful compensation program requires the application of judgment and subjective determinations of individual performance, experience level and overall value to the organization.  We also recognize that we compete for top executive talent with many larger companies that often compensate their executives at higher levels than typical for our peer group companies.  A combination of all these factors forms the basis of management’s compensation recommendations and our compensation decisions and allows us to attract and retain highly-qualified executives to lead the organization.

Our market analysis indicates that Mr. LePore’s target direct compensation in 2009 was slightly above the median range of the market for that of chief executive officers.  Aggregate base salary and annual incentive opportunity for our other Named Executives was targeted within the median range of the market for comparable positions.  Long-term incentive targets for senior executives in the aggregate were set to approximate the median range of the market for comparable positions, with specific awards varying above or below the median based on internal equity considerations and critical retention needs, in addition to strong past performance.

Chief Executive Officer Evaluation Process

The Chief Executive Officer’s evaluation process is used as a means to heighten the Chief Executive Officer’s accountability for performance.  At the beginning of each year, the Compensation Committee and the Chief Executive Officer develop performance objectives and goals for the upcoming year.  The following year, the Committee conducts a review of the Chief Executive Officer’s achievement of those goals and objectives and provides feedback on the Chief Executive Officer’s performance in a private session.  The Committee believes that this process provides a vehicle for a meaningful evaluation of the Chief Executive Officer’s annual performance against established objectives.

The Compensation Committee establishes, evaluates and adjusts the Chief Executive Officer’s compensation based on a number of different criteria, including the Chief Executive Officer’s overall impact on the organization, the company’s movement in the right strategic direction, development of the senior leadership team, and continued focus on overall long-term objectives.  We have entered into an employment agreement with the Chief Executive Officer to provide us with a level of assurance with regard to the Chief Executive Officer’s continued service to the company, as discussed under the section entitled “Employment Agreements” above.  The Committee continues to monitor and assess such employment agreement terms in consultation with our outside compensation consultants to ensure that key terms are reasonable and in keeping with prevailing industry practices.

Components of Executive Compensation and Decisions
Related to 2009 Compensation for Named Executives

The key components and objectives of our executive compensation program for 2009 were:

Component	Objectives and Basis

Base salary	Base cash compensation that is attractive and competitive with salary practices for comparable positions in the market, sufficient to attract and retain highly-qualified employees for key positions
Annual incentive

Annual cash bonus based on the achievement of specific company and individual performance goals, to encourage attainment of key short-term financial and strategic goals that support our long-term performance

Long-term incentive

Awards of equity-based compensation, such as time-vested stock options and restricted stock awards, to align the interests of executives and stockholders through equity ownership and to encourage employee retention

Traditional employee benefits and executive perquisites

Competitive health, dental, life and disability insurance, 401(k) plan and other traditional employee benefits available to all employees, and reasonable executive perquisites, to attract and retain highly-qualified employees for key positions

Base Salary

Base pay is a critical element of executive compensation because it enables us to recruit and retain key executives.  Base salaries generally are targeted at the median of the market, as explained above under “Competitive Compensation Practices,” taking into account individual abilities and achievements and the need to recruit and retain qualified individuals in a competitive market.  In determining merit increases to base salaries, we consider the executive’s achievement of his or her annual goals and objectives and other past performance, and competitive salary practices for comparable positions in the market.  We also measure base salary against the executive’s total direct compensation to ensure an appropriate mix of fixed and at-risk compensation.  See “Compensation Mix” on page 40.

In 2009, we maintained our previous freeze on base salaries for our executives, including all of our Named Executives, at 2007 levels.†  We made this determination in accordance with our “pay for performance” philosophy because 2008 was a financially challenging year for us due to a variety of industry and economic reasons and factors specific to our company.  We believe that this decision reflects our strong commitment to a “pay for performance” culture.

______________________________

† Mr. Kenyon’s salary was set when he joined the company in 2008.

Annual Incentive

Under our annual incentive program, we provide an annual cash bonus opportunity to employees at the senior professional level and above to drive company and individual performance.  Bonus payouts under the program are contingent on the achievement of company financial and strategic goals that are established at the beginning of the year by management under the guidance and ultimate approval of the Compensation Committee.

The “target” amount of each executive’s bonus award is set as a percentage of his or her base salary.  As position and responsibility increase, a greater portion of the executive’s overall cash compensation opportunity is sourced from the annual incentive program, subjecting it to the achievement of our performance targets and thus placing it “at risk.”  See “Compensation Mix” on page 40.  Accordingly, we set the target bonus amount in 2009 for Mr. LePore, as the Chief Executive Officer, at 100% of his base salary, while for each of the other Named Executives, we set the target at 50% of his or her base salary.  These levels correspond to the median range of similar programs for companies in our market analysis, which is consistent with our overall compensation philosophy of targeting compensation at the middle of the market.

The actual bonus amount awarded in any given year (if any) varies, depending on the extent of achievement of company goals and on individual performance.  At the beginning of each year, we set performance goals that determine the level of possible funding of our annual incentive program as a whole for that year.  In 2009, we set company-related performance goals in two categories: (i) company financial goals, and (ii) company strategic goals, which are explained in more detail below.  These targets were then presented to and approved by the Board, which reviews and approves or modifies our financial and strategic targets based on reasonableness and achievability.

The extent to which we achieve our goals over the course of the year fixes the overall bonus pool from which individual bonuses may be paid for the year.  However, we do not follow a strict mathematical formula-based approach for determining the actual bonus awards.  We exercise discretion to take into account individual performance and contribution to the achievement of company financial or strategic goals, the correlation of awards to each position’s relative value and contribution to the organization in comparison to other positions within the company, and any other circumstances that we deem important to the determination of bonus awards.  We do not set individual performance goals as a funding threshold, because we believe that bonuses should be payable only if we meet company performance goals.  However, when company-wide funding goals are achieved and the bonus pool is funded, we consider individual performance in determining the actual bonus amounts to award each participant.  Individual performance goals are set at the beginning of the year and vary depending on that year’s overall strategic plan initiatives and each executive’s responsibility in helping us to achieve those initiatives.  For the Named Executives, individual goals in 2009 included the achievement of company financial goals and the company strategic goals that correspond to the individual’s area of responsibility within the company.

2009 Financial Performance Objectives

The first component of our bonus funding target for 2009, company financial goals, was designed to drive our stock performance and other financial metrics in the upcoming year.  In January 2009, we set an earnings per diluted share (EPS) target of $.60 as the funding target for the annual incentive program:

•

Bonus funding target (EPS):

$0.60

We chose this target based upon our detailed analysis of projected sales, on a product-by-product basis, and expenses, based on annual spending required to achieve our short- and long-term goals.  In the event the company met the bonus funding target plus or minus 5%, we would fund the bonus pool at 80% of targeted bonuses, which level could be increased in the Committee’s discretion for exceeding the funding target, as described below.  Failure to achieve 60% of the funding target would have resulted in no funding of the bonus plan for 2009.

In 2009, we also set a number of additional financial performance targets to inform our decision in determining the actual bonus payouts in the event that the bonus pool was funded based on satisfactory EPS performance.  These targets included:

•

Annualized cost savings:

$  54 Million

•

Gross margin

$190 Million

•

Return on capital employed

  6.0%

•

Operational cash flow

$100 Million

•

Capital plan

$   7 Million

If the bonus pool is funded based on achieving the bonus funding target, we consider the extent of the company’s achievement of these additional financial performance targets to determine the size of the bonus pool.  In order to motivate superior performance, the Committee may exercise discretion in determining the actual bonus payouts if the company substantially outperforms budgeted EPS and additional key financial targets.  The Committee also considers unplanned developments, such as unanticipated expenditures related to strategic acquisitions, in determining achievement of corporate objectives.

2009 Strategic Objectives

The second component of the bonus funding target in 2009 consisted of company strategic goals that we determined were important for the long-term growth of the company and increased stockholder value.  We identified a number of strategic goals for 2009 that we believed would be important contributors to our long-term growth, including:

•

completing our 2008 restructuring plan to ensure annualized cost savings and improved profitability;

•

maximizing current assets and executing pipeline strategies in both branded and generic divisions to achieve the company’s overall financial goals;

•

creating value-driven mentality across the organization that supports revenue creating, expense reduction, and compliance;

•

establishing a culture of cross-functional communication that aligns priorities across groups;

•

leveraging our strong business development capabilities to generate additional growth; and

•

developing a long-term financial model that supports a forward-looking strategic plan.

In 2009, we placed a greater weighting of participants’ bonus opportunity on the achievement of our company financial targets than on the achievement of our strategic objectives, because we are committed to driving year-over-year stockholder return as the primary objective of the annual incentive program.

2009 Performance Results and Bonus Awards

In 2009, we substantially outperformed our financial targets.  The following table sets forth the company’s actual results for 2009 in comparison with the financial targets set at the beginning of the year:

2009 Financial Performance Objectives and Actual Performance
Financial Metric	2009 Performance Target	2009 Performance Result
Bonus Funding Target (EPS)	$ 0.60	$ 2.27
Annualized cost savings	$ 54 Million	$ 50 Million
Gross margin	$190 Million	$334 Million
Return on capital employed	6.0%	26.0%
Operational cash flow	$100 Million	$119 Million
Capital plan	$ 7 Million	$ 8.5 Million

For the majority of these financial metrics, the company substantially exceeded the targeted goals.  With respect to the goals of annualized cost savings of $54 Million and capital plan of $7 Million, we determined that these goals were not met due to unbudgeted expenditures for unplanned strategic acquisitions and R&D expenditures related to unanticipated opportunities that arose in 2009 to build our generic products pipeline.  Because these actions were taken in support of the company’s goal of pursuing high barrier to entry products that can result in greater value to our stockholders, we discounted these factors in our analysis.

We believe that the company’s 2009 performance resulted in large part from the difficult restructuring decisions that we made in 2008 and in our executives’ and employees’ diligent efforts in implementing those decisions in 2009, which resulted in a right-sized organization with reduced overhead, a focused business strategy, and a committed leadership team.  In addition, we believe that the company rose to the challenge of confronting adverse economic conditions in our industry and in the U.S. business climate generally, enabling us to succeed despite these conditions.  Consistent with our commitment to our “pay for performance” compensation philosophy, therefore, we funded the annual incentive program bonus pool at 152% of aggregate target for all eligible employees.  This was in sharp contrast to 2008, a year in which the bonus pool was not funded and no bonuses were paid.

The Grants of Plan-Based Awards table on page 46 sets forth the hypothetical bonus awards available to the Named Executives for achieving the minimum or threshold performance target (column c), the “target” bonus award for successful achievement of performance targets (column d), and the maximum bonus award possible for materially exceeding performance targets (column e) in 2009.  As with all eligible participants under the plan, however, actual awards to each of the Named Executives varied according to our assessment of each individual’s performance and contribution to the company’s successes in 2009.  Specifically, bonus awards for Named Executives ranged from 118% to 200% of their respective bonus targets, and were influenced by the Committee’s assessment of the key accomplishments of each Named Executive set forth below:

Patrick G. LePore, Chairman, Chief Executive Officer and President, was awarded a bonus equal to 175% of his target, based on his outstanding performance in meeting substantially all of the key objectives set for him by the Committee in 2009, which enabled the company to significantly surpass its financial targets for the year.  These objectives included:

•

exceeded annual EPS and cash flow objectives approved by the Board for 2009;

•

implemented development plans for all officers to ensure their continued high levels of contribution;

•

integrated the company’s new Chief Financial Officer into the management team, ensuring alignment to business strategy and partnering with division presidents to drive strong financial results;

•

supported the division presidents with greater financial analysis and perspective to help them achieve their goals; and

•

continued to improve business planning process.

Paul V. Campanelli, Executive Vice President and President, Par Pharmaceutical, our generic products division, was awarded a bonus at 200% of his bonus target, based the division’s strong performance and his successful achievement of the following performance objectives:

•

materially exceeded the majority of key financial performance objectives for Par Pharmaceutical;

•

successfully launched several new generic products;

•

filed several abbreviated new drug applications (ANDAs), including “first to file” ANDAs, which may lead to a period of marketing exclusivity, and identified additional product opportunities; and

•

managed the successful post-restructuring alignment of Par Pharmaceutical, including by successfully culling the product portfolio of idle or underperforming assets and improving product margins for internally-manufactured products.

John A. MacPhee, Executive Vice President and President, Strativa Pharmaceuticals, our proprietary products division, received a bonus of 171% of his bonus target, based on his successful achievement of the following objectives:

•

continued strong net sales of Megace® ES;

•

led partner relations for a key new drug application (NDA) filing and oversaw successful internal NDA filing for planned 2010 launch products;

•

drove pre-launch planning for two planned 2010 launch products;

•

led various business development initiatives; and

•

expanded public recognition of Strativa as a commercialization partner of choice.

Thomas J. Haughey, Executive Vice President, Chief Administration Officer, General Counsel and Secretary, was awarded a bonus at 200% of his bonus target, based on his successful achievement of the following objectives:

•

led negotiations and due diligence for key acquisition and its related manufacturing facility for Strativa Pharmaceuticals;

•

coordinated legal support for defense and settlement of key patent cases for the generic products division;

•

established the company’s three-year plan with our executive team;

•

planned the company’s Analyst Day presentation; and

•

expanded the role of Chief Administrative Officer and assumed additional management oversight.

Lawrence A. Kenyon, Executive Vice President and Chief Financial Officer, received a bonus at 118% of his bonus target, based on his successful achievement of the following objectives:

•

successfully completed the cost savings programs initiated with the company’s 2008 restructuring and implemented a new revenue management system;

•

created a Financial Planning and Analysis group devoted to monitoring current results and changes to forecasts to improve timing and content of internal management reporting, streamline the financial reporting process, and maintain the company’s current filer status;

•

supported key business development deal analyses and improved the functionality of the finance unit as a valuable business partner to our commercial units;

•

coordinated the buy-back of a portion of the company’s outstanding convertible notes, saving significant sums in interest payments; and

•

created a strategic planning process that integrates long-term planning into the management decision-making process.

Long-Term Incentive

Equity-based compensation, such as stock options, restricted stock and restricted stock units, is an important element of our compensation program for executives.  We believe that equity-based compensation is the most effective means of aligning executives’ interests with stockholder interests because it (i) creates an economic incentive for the creation of long-term stockholder value, (ii) encourages retention of executives, because any unvested portions of such awards are forfeited if an executive voluntarily resigns before an award becomes fully vested, and (iii) enhances executive ownership interests in the company.

Management submits recommendations to the Committee in the first quarter of each year for annual grants of equity awards to executives.  In setting the annual long-term incentive opportunity for each executive, the Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of the grants in relation to other elements of total compensation, and competitive compensation practices in the market.  In consultation with management, the Committee also allocates annually a number of shares of our common stock to be used for the grant of stock options and, potentially, restricted stock, to newly-hired employees during the upcoming year.  The authority to allocate and grant awards to newly-hired employees is delegated by the Committee to the Chief Financial Officer and Senior Vice President of Human Resources, subject to the parameters established by the Committee and the terms of our performance equity plan.  This process provides consistency in administration, because all new hire grants are effective upon date of employment.

The mix of equity-based compensation awarded under the plan has changed from year to year, based upon our specific objectives for the program each year and on various market factors.  Prior to 2005, long-term incentives took the form of stock option awards that vested over time.  In 2005, we began awarding shares of restricted stock or restricted stock units to executives in lieu of a portion of the number of stock options that we previously would have awarded, to supplement the retention goal of equity-based compensation in periods when the company’s stock price is volatile and the value of stock options can vary significantly.  We incorporated a three-year performance standard into our 2008 long term incentive awards.  Under the 2008 awards, up to two-thirds of an executive’s potential award consisted of performance-contingent restricted shares of stock; vesting of these restricted shares, and final determination of the amount of the award, is contingent upon the company achieving specific total stockholder return goals, both at an absolute minimum threshold and relative to peer group performance, by December 31, 2010.  Accordingly, the Named Executives who received these grants in 2008 (all the current Named Executives except Mr. Kenyon, who joined the company in December 2008) have a vested interest in driving the company’s successful performance over this three-year period ending at the end of 2010 to achieve the desired payout threshold.

2009 Long-Term Incentive Awards

Objectives of our 2009 long-term incentive program centered on continuing our focus on the execution of our revised business strategy and creating sustainable stockholder value.  In particular, in order to execute the objectives of our recent restructuring, the Committee determined that management engagement and a singular performance focus on value creation are critical.  This is particularly true at a time when our stock price has performed well relative to our peer group companies due in part to unfavorable business conditions for many companies in our industry.  Given these conditions, the Committee determined that the performance-based element of our 2008 annual incentive program may not reward truly exceptional performance when the performance of our peer group companies is unremarkable as a whole.  Therefore, the Committee sought to structure our 2009 equity-based compensation awards to directly align management’s awards with their long-term success in realizing absolute stockholder value through their successful redirection of the company over the longer term.

Consistent with these goals and with competitive practices in our peer group and market sampling, 2009 equity awards for eligible employees consisted primarily of a blend of restricted stock and stock options that vest in 25% increments each year on the anniversary of the grant date over a four-year period, to provide a balance between conservative long term value to encourage retention (i.e., restricted stock) and share-price, at risk equity (i.e., stock options).  Eligible employees at higher levels of responsibility received a heavier weighting of stock options, making the value of their awards more dependent on gains in stockholder value, while employees at lower levels of responsibility received relatively more shares of restricted stock (although never more than 50% of overall value), because the Committee believes that awarding restricted stock supplements the retention goal of equity-based compensation in periods when our stock price is volatile and the value of stock options can vary significantly.  Accordingly, we awarded an equity mix of 70% stock options and 30% restricted stock to Senior Vice Presidents and Vice Presidents, of 60% stock options and 40% restricted stock to employees at the Senior Director level, and of 50% stock options and 50% restricted stock to employees at the Director level.

Our most senior executives shoulder the greatest responsibility for the company’s success.  Three of our Named Executives, Messrs. Campanelli, MacPhee and Haughey, received one-time executive retention equity awards in 2008 for the purpose of maintaining management continuity and engagement during our restructuring.  For these reasons, the Committee felt that these individuals’ 2009 long-term incentive awards should focus less on retention and more on successful completion of our restructuring and shift of business strategy.  Accordingly, they received long-term incentive awards consisting 100% of stock options, as stock options will not deliver any value unless stockholder value is realized.  Mr. Kenyon did not receive a retention grant in 2008 because he joined the company in December of that year.  Therefore, the Committee felt it appropriate to award him an equity mix of 80% stock options and 20% restricted stock in light of his position and shorter tenure.  We did not award Mr. LePore a special retention grant in 2008, but as the architect of our revised business strategy initiative and aggressive restructuring plan, the Committee determined that his continued participation in its implementation is vital to its success and, ultimately, to the long-term success of the company.  Therefore, we also awarded Mr. LePore a more traditional mix of restricted stock and stock options, at a ratio of 57% stock options and 43% restricted stock.  We chose this ratio to roughly equate the retention value of his restricted stock award with the special retention grants awarded to Messrs. Campanelli, MacPhee and Haughey in 2008.

Total equity award opportunities for our Named Executives were targeted to levels in the high-end of the median range of awards for comparable positions within our market.  This represented an overall decrease in the target level of our senior executive long-term incentive opportunity, which was previously targeted to the 75th percentile of the market, because we are cognizant of our stockholders’ concern that executive compensation be reasonable, while providing an appropriate incentive to our executives to drive company performance, which also ultimately benefits our stockholders.  For specific amounts awarded to each Named Executive, see columns “f” and “g” of the Grants of Plan Based Awards table on page 46.

Traditional Employee Benefits and Executive Perquisites

We maintain broad-based benefits programs for all eligible employees, including health insurance, life and disability insurance and dental insurance, to remain competitive in the marketplace and enable us to attract and retain quality employees.  For the same reasons, we maintain a 401(k) plan, which provides a tax-deferred means for employees to save for retirement.  Pursuant to the 401(k) plan, eligible employees, including the Named Executives, are permitted to contribute from 1% to 25% of their compensation to the plan.  Annually, we contribute an amount equal to 50% of up to 6% of the compensation contributed by the employee.  Contributions to the 401(k) plan are subject to certain limits imposed under the Internal Revenue Code.  Participants of the 401(k) plan become vested with respect to 20% of the company’s contributions for each full year of employment; thus, each annual contribution becomes fully vested after five full years.  This vesting schedule further encourages employee retention.

In addition, we provide our executives with perquisites and other personal benefits that we believe are modest and consistent with our overall compensation program and are intended to enable us to attract and retain highly-qualified employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to senior executives.

In 2009, perquisites granted to our senior executives included an automobile allowance, supplemental life insurance and disability benefits.  In addition, Mr. Kenyon received certain relocation expenses to aid him in transitioning to his position with us.  When these relocation expenses are factored out of the calculation, the aggregate incremental cost of the perquisites for any individual Named Executive as reflected in the Summary

Compensation Table on page 44 represents less than 5% of each Named Executive’s total annual salary and target bonus, and approximately 2% or less if the value of equity awards is added to the Named Executive’s total annual compensation amount.

Compensation Mix

The mix of fixed versus variable compensation is an important factor in motivating executives to contribute to our financial performance over the short- and long-term and in aligning management interests with stockholder interests.  Our view is that, the more senior the executive, (i) the greater the executive’s cash compensation should be in the form of annual bonus opportunity, which is contingent on achieving the company’s short-term performance objectives, and (ii) the greater the executive’s overall target compensation should be comprised of equity compensation, the value of which is dependent on the company’s stock performance.  We believe this compensation framework focuses executives on improving financial results and creating value for our stockholders.

Accordingly, about half the 2009 target total compensation for our Named Executives consisted of equity awards (stock options and/or restricted stock) under our long-term incentive program, the value of which is dependent on the company’s stock performance.  Target cash compensation for Mr. LePore, our most senior executive, was allocated equally between base salary and target annual incentive, which is awarded only if the company meets the performance goals set by the Board.  Target cash compensation for our other Named Executives was allocated two-thirds to base salary and one-third to target annual incentive.  These allocations are illustrated in the following charts:

2009 Target Total Direct Compensation

                      Chief Executive Officer                                     Other Named Executives (Average)

The Committee believes that these allocations provided an appropriate mix of fixed, contingent, and variable compensation for our Named Executives by tying approximately half of their target total direct compensation to our stock price, and conditioning receipt of one-third to one-half of target cash compensation on meeting company performance goals set by the Board, thereby aligning Named Executives’ interests with our stockholders’ interests.

Severance and Change of Control

We also provide our Named Executives with certain benefits upon termination of their employment in various circumstances, as described under “Potential Payments and Rights Upon Termination or Change of Control” on page 51.  The objective of these benefits is to recruit and retain talent in a competitive market, preserve the focus and productivity of management, and, under certain circumstances, alleviate the dislocation resulting from a termination of employment.  Benefits that are provided in the event of a termination following a change of control also are intended to avoid disruption and prevent attrition during a period of uncertainty that arises in the context of actual or rumored change of control situations.  The existence of these arrangements does not play a specific role in our other compensation decisions for our Named Executives.

During the resizing and restructuring of our business begun in 2008, we entered into a separation and release letter with Ms. Lubatkin, our former Executive Vice President and Chief Financial Officer, on December 23, 2008, which provided for the termination on December 31, 2008, of her employment term under her employment agreement.  Despite the termination of her employment term under her employment agreement, Ms. Lubatkin agreed to continue as an employee and to fulfill her role as Executive Vice President and Chief Financial Officer through March 6, 2009.  On that date, Ms. Lubatkin and the company entered into a final separation agreement and release, which fully resolved all issues concerning her employment relationship with us and reiterated certain terms contained in the restated separation and release letter dated December 23, 2008.  The terms of these agreements and payments to Ms. Lubatkin are discussed under “Named Executive Who Is No Longer Employed by Us” on page 56.

Certain Changes for 2010

As previously discussed, in 2007 we froze base salaries for our executives, including the Named Executives, because we anticipated that 2008 would be a challenging year for the company.  In 2009, we extended this salary freeze, because we anticipated that that the company would continue to face challenges in 2009.  Despite these challenges, however, the company substantially outperformed the financial objectives set by the Board for 2009.  See “Annual Incentive” – “2009 Performance Results and Bonus Awards” on page 35.  As 2009 drew to a close, the Committee reviewed the Named Executives’ base salary levels in light of the year’s strong results.  In accordance with our “pay for performance” philosophy, the Committee determined that the Named Executives’ success in driving the company’s performance in 2009 merits lifting our salary freeze in 2010.  Therefore, based on individual achievements in 2009, as more fully described under “Annual Incentive” – “2009 Performance Results and Bonus Awards” on page 35 above, the Committee approved the following base salary levels for our Named Executives for 2010:

Named Executive and Position	Base salary 2007*-2009	Base salary 2010	Percentage increase
Patrick G. LePore Chairman, Chief Executive Officer and President	$800,000	$865,000	8.1%
Lawrence A. Kenyon Executive Vice President and Chief Financial Officer	$340,000	$350,000	2.9%
Thomas J. Haughey Executive Vice President, Chief Administration Officer, General Counsel and Secretary	$350,000	$395,000	12.9%
Paul V. Campanelli Executive Vice President and President, Par Pharmaceutical	$350,000	$395,000	12.9%
John A. MacPhee Executive Vice President and President, Strativa Pharmaceuticals	$350,000	$375,000	7.1%

* Mr. Kenyon joined the company on December 15, 2008.  Actual figures for 2009 were slightly higher because the bi-weekly payroll checks scheduled to be issued on January 1, 2010, were mandated by Federal and State regulations to be paid on December 31, 2009, thereby creating an extra pay period in 2009.

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the Compensation Discussion and Analysis set forth above with our management.  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:

Melvin Sharoky (Chairman)

Peter S. Knight

Joseph E. Smith

Compensation Risk Assessment

Based on a review of our compensation programs, we do not believe that they are designed in such a way as to encourage executives or other employees to take unnecessary risks that would be reasonably likely to have a material adverse effect on the company.  Factors that led to our conclusion include:

●

Our compensation mix places a significant weighting on long-term incentive compensation for individuals who are in positions having greater influence on the company’s performance.  Our compensation mix does not place an undue emphasis on annual incentives or any other arrangement that would encourage risk-taking behaviors aimed at achieving solely short-term results.

●

Annual incentive bonuses are contingent on the attainment of minimum company-wide performance thresholds.  Actual bonus levels are not automatically calibrated, but rather are subject to the discretion of the Board and to maximum payout levels (caps).

●

Our executive stock ownership guidelines are competitive among our peer group companies and encourage a long-term perspective on the part of our executives, which discourages excessive risk taking for short-term gain.

●

We have the right to recover equity awards in the event that a financial restatement is necessary due to an officer’s intentional misconduct or gross negligence.

●

Compensation programs for our field sales force are aligned with industry practice.  Our field sales force undergoes comprehensive compliance training, and sales activities are closely monitored and periodically audited.

Executive Compensation

The following table sets forth compensation earned for the fiscal years ended December 31, 2009, December 31, 2008, and December 31, 2007, by the individuals who served at any time during 2009 as either our Chief Executive Officer or Chief Financial Officer and by the three most highly-compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as such as of December 31, 2009, and who earned over $100,000 in total compensation from us (and our subsidiaries) during fiscal year 2009 (collectively, the “Named Executives”).  We awarded or paid such compensation to all such persons for services rendered by them in all capacities during the 2009 fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Award(2) ($)	Option Award(3) ($)	Non- Equity Incentive Plan Compensa- tion(4) ($)	All Other Compensation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Patrick G. LePore, Chairman, Chief Executive Officer and President	2009 2008 2007	830,769 800,000 715,726	0 0 458,500	644,994 1,094,728 2,148,502	767,273 397,188 1,452,512	1,400,000 0 800,000	24,222 23,475 23,475	3,667,258 2,270,391 4,798,715
Lawrence A. Kenyon, Executive Vice President and Chief Financial Officer(6)	2009 2008 2007	353,077 -- --	25,000 -- --	140,003 -- --	502,542 -- --	200,000 -- --	55,770 -- --	1,276,392 -- --
Veronica A. Lubatkin, former Executive Vice President and Chief Financial Officer(7)	2009 2008 2007	135,128 340,000 317,711	0 0 70,000	0 2,064,786 364,050	0 210,021 97,696	0 0 320,000	467,205 23,843 20,889	602,333 2,638,650 1,190,346
Thomas J. Haughey, Executive Vice President, Chief Administration Officer, General Counsel and Secretary	2009 2008 2007	363,462 350,000 383,500	0 0 0	0 1,375,788 684,414	628,180 545,270 181,632	350,000 0 320,000	23,061 22,586 22,218	1,364,703 2,303,644 1,591,864
Paul V. Campanelli, Executive Vice President; President, Par Pharmaceutical	2009 2008 2007	372,372 350,000 387,788	0 0 0	0 1,375,788 638,301	583,310 545,270 174,752	350,000 0 325,000	21,162 22,521 22,607	1,326,844 2,293,570 1,548,448
John A. MacPhee, Executive Vice President; President, Strativa Pharmaceuticals	2009 2008 2007	363,462 350,000 366,438	0 0 0	0 1,375,788 502,389	583,310 545,270 148,608	300,000 0 320,000	24,003 21,862 5,985	1,270,775 2,292,920 1,343,420

(1)

Actual figures for 2009 were slightly higher because the bi-weekly payroll checks scheduled to be issued on January 1, 2010, were mandated by Federal and State regulations to be paid on December 31, 2009, thereby creating an extra pay period in 2009.

(2)

Stock awards:  The amounts listed reflect the full grant date fair values in accordance with FASB ASC 718-10 Compensation – Stock Compensation.  Amounts for 2007 and 2008 have been recomputed under the same methodology in accordance with SEC rules.  For assumptions used in determining these values, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(3)

Option awards: The amounts listed reflect the full grant date fair values in accordance with FASB ASC 718-10 Compensation – Stock Compensation.  Amounts for 2007 and 2008 have been recomputed under the same methodology in accordance with SEC rules.  For assumptions used in determining these values, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)

Annual Incentive:  Consists of amounts paid pursuant to our annual incentive program for 2007, 2008 and 2009.  See the discussion in Annual Incentive, beginning on page34 for amounts paid for 2009.

(5)

Perquisites and all other compensation:

•

Mr. LePore:  includes payments in 2009, 2008 and 2007 for executive life and disability, and a car allowance perquisite.

•

Mr. Kenyon:  in 2009 includes executive life and disability, executive physical, 401(k) match and $51,106 in relocation expenses.

•

Ms. Lubatkin:  includes payments in 2009, 2008 and 2007 for executive life and disability, 401(k) match, and a car allowance perquisite; 2009 includes severance of $411,587, payment of $56,667 in exchange for entering into the separation and release letter agreement dated December 23, 2008, car allowance perquisite and vacation payout.  See “Named Executive Who Is No Longer Employed by us” on page 56.

•

For Messrs. Haughey, Campanelli, and MacPhee: includes payments in 2008, 2007 and 2006 for executive life and disability, executive physical, 401(k) match, and a car allowance perquisite.

(6)

Mr. Kenyon joined the company in December 2008 as Executive Vice President, Finance, and assumed the role of Chief Financial Officer on March 9, 2009.  Accordingly, because he was not a “Named Executive” prior to 2009, compensation for 2007 and 2008 is not included.  Mr. Kenyon received a sign-on bonus of $25,000, which was paid in 2009 (column (d)).

(7)

Ms. Lubatkin terminated the employment term under her employment agreement with us on December 31, 2008, but agreed to continue as an employee of the company and to fulfill her role as Executive Vice President and Chief Financial Officer through March 6, 2009.  In accordance with the terms of her employment agreement, shares of our restricted stock and options granted to Ms. Lubatkin vested as of December 31, 2008, and she will have 24 months from that date in which to exercise the stock options.  See “Named Executive Who Is No Longer Employed by Us” on page 56.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made to the Named Executives (except Veronica Lubatkin, who did not receive any grants) during fiscal year 2009:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) ($) Threshold Target Maximum			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards (3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Patrick G. LePore	1/8/2009	640,000	800,000	1,600,000	49,387	130,934	13.06	644,994 767,273
Lawrence A. Kenyon	1/8/2009	136,000	170,000	340,000	10,720	85,758	13.06	140,003 502,542
Thomas J. Haughey	1/8/2009	140,000	175,000	350,000		107,198	13.06	628,180
Paul V. Campanelli	1/8/2009	140,000	175,000	350,000		99,541	13.06	583,310
John A. MacPhee	1/8/2009	140,000	175,000	350,000		99,541	13.06	583,310

(1)

We provide performance-based annual bonus awards to our executive officers under our annual incentive program administered by the Compensation Committee.  These columns indicate the ranges of possible payouts targeted for 2009 performance for each of the Named Executives.  “Threshold” refers to the minimum amount payable for a certain level of performance under the annual incentive program, whereas “Target” refers to the amount payable if the specified performance target is reached, and “Maximum” refers to the maximum payout possible under the program.  Actual bonus awards paid in 2009 are set forth in column (g) of the Summary Compensation Table on page 44.  For additional discussion of our annual incentive program, see Annual Incentive, beginning on page 34.

(2)

Awards granted under our performance equity plan pursuant to our long-term incentive program.

(3)

The exercise price of option awards is the closing sale price of our common stock reported for the date of grant on the NYSE.  Options awarded in 2009 under our performance equity plan pursuant to our long-term incentive program vest annually in 25% increments over a four-year period.

(4)

Grant date fair value of restricted stock grants is based on the fair market value of our common stock on the respective grant dates in accordance with FASB ASC 718-10.  The weighted average per share grant date fair value of all Named Executives’ restricted stock grants was $13.06.  The grant date fair value of stock option grants is based on the Black-Scholes option pricing model on the date of grant, in accordance with FASB ASC 718-10.  The weighted average per share fair value of all Named Executives’ stock option grants was $5.86.  For additional discussion on the relevant assumptions used to determine the valuation of stock and option awards, see Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the number of shares of common stock covered by exercisable and unexercisable options and unvested restricted stock and restricted stock units held by the Named Executives at December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Patrick G. LePore					152,323	4,121,860
	5,000	--	22.20	5/17/2016
	90,000	30,000	19.26	10/29/2016
	5,600	5,600	24.27	3/21/2017
	60,000	60,000	20.00	8/8/2017
	0	130,934	13.06	1/7/2019
Veronica A. Lubatkin	15,000	--	27.55	12/31/2010	--	--
	7,100	--	24.27	12/31/2010
Lawrence A. Kenyon					10,720
	--	85,758	13.06	1/7/2019
Thomas J. Haughey					106,997	2,895,338
	35,000	--	69.38	11/23/2013
	2,500	--	60.85	1/19/2014
	14,951	--	42.14	1/5/2015
	7,496	--	33.62	1/8/2016
	6,600	6,600	24.27	3/21/2017
	0	102,881	10.99	11/17/2018
	0	107,198	13.06	1/7/2019
Paul V. Campanelli					102,365	2,769,997
	15,000	--	34.18	11/18/2011
	7,500	--	28.79	6/11/2012
	18,000	--	31.50	1/12/2010
	23,000	--	60.85	1/19/2014
	8,970	--	42.14	1/5/2015
	4,497	--	33.62	1/8/2016
	6,350	6,350	24.27	3/21/2017
	--	102,881	10.99	11/17/2018
	--	99,541	13.06	1/7/2019
John A. MacPhee					99,087	2,681,294
	45,000	--	42.14	1/5/2015
	9,159	--	33.62	1/8/2016
	5,400	5,400	24.27	3/21/2017
	--	102,881	10.99	11/17/2018
	--	99,541	13.06	1/7/2019

(1)

(1)  Unexercisable options vest 25% per year over the course of four years, each on the anniversary of the date of grant, except for the options granted on November 18, 2008 and which expire on November 17, 2018.  Two -thirds of these options may vest on their second anniversary based on the achievement of a certain market condition, but in any event all of the options vest no later than the third anniversary of the date of grant.

(2)

(2)  Market value of stock reported is determined by multiplying the closing market price of our common stock at December 31, 2009 by the number of shares of stock ($27.06).

Option Exercises and Stock Vested

The table below shows the number of shares of common stock acquired by the Named Executives during 2009 upon the exercise of stock options and the vesting of other stock awards.  None of the Named Executives exercised any stock options during 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting* ($)

Patrick G. LePore	38,825	620,909
Veronica A. Lubatkin	0	0
Lawrence A. Kenyon	0	0
Thomas J. Haughey	28,069	431,419
Paul V. Campanelli	22,158	346,110
John A. MacPhee	20,772	345,247

 * Determined by multiplying the number of shares of our common stock by the market value of the underlying shares on the vesting date.

Non-Qualified Deferred Compensation

We do not maintain a defined contribution plan or any other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2009, information regarding the shares of our common stock authorized for grant under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Plan Category
Equity compensation plans approved by stockholders:
2004 Performance Equity Plan (1)	4,197,000	$25.69	4,916,000
1997 Directors Stock Option Plan (2)	240,000	38.60	161,000
1990 Stock Incentive Plan	1,000	4.13	-
Equity compensation plans not approved by stockholders:
2000 Performance Equity Plan (3)	57,000	7.78	114,000
Total	4,495,000	$26.14	5,191,000

(1)

The 2004 Plan totals include prior authorizations under the 2001 Plan.  The maximum number of stock options available for future issuance is 4,294,000.  Of the total number of shares available for future grant, 622,000 shares are available for the issuance of restricted stock and/or restricted stock units.

(2)

For the 1997 Plan, the indicated total number of securities remaining available for future issuance may be any combination of stock options and restricted stock units.

(3)

For the 2000 Plan, the total number of securities available for future issuance is all stock options.

Pension Benefits

We maintain a retirement savings plan, which is intended to be qualified under Section 401(a) and (k) of the Internal Revenue Code (the “401(k) plan”), pursuant to which eligible employees, including the Named Executives, are permitted to contribute from 1% to 25% of their compensation to the 401(k) plan, subject to certain limits.  We typically contribute an amount equal to 50% of up to 6% of the compensation contributed by the employee.  In connection with making matching contributions under the 401(k) plan, we incurred expenses of $1,400,000 in 2009.  Participants of the 401(k) plan become vested with respect to 20% of our contributions for each year of employment with us and thus become fully vested after five full years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The section below describes the payments that may be made to our Named Executives upon their separation or termination, assuming such events were to occur during the fiscal year 2009, pursuant to individual agreements or in connection with a change of control.

Employment Agreements with Named Executives

We have entered into employment agreements with Messrs. LePore, Kenyon, Haughey, Campanelli and MacPhee, to provide the company with a level of assurance with regard to their continued service, as discussed in “Employment Agreements” on page 29 above.  After reviewing the terms of our existing employment agreements with Messrs. LePore, Kenyon, Haughey, Campanelli and MacPhee in March 2009, we decided to limit the circumstances in which our executives would be entitled to an acceleration of vesting of equity awards in the event that we decided to terminate their employment without “cause.”  Previously, if any of our executives were terminated without “cause,” the vesting of all of the affected individual’s unvested equity awards would accelerate, and the individual would have 24 months to exercise his or her equity awards.  We amended our employment agreements with Messrs. LePore, Kenyon, Haughey, Campanelli and MacPhee to provide that, if employment is terminated without “cause” for poor performance, any unvested equity award granted after December 31, 2008 would not accelerate.  (See the definition of “poor performance” on page 52 below.)  Additionally, we reduced the time period within which any option awards could be exercised, from 24 months to three months.

Our assessment of our employment agreement arrangements is an ongoing process that is subject to the terms of existing agreements, and we are committed to further assess and make appropriate changes as agreements come to term.  We have ensured that none of our employment agreements provide for guaranteed or recurring base salary increases or cash or equity-based incentives regardless of performance.  Base salary for our Chief Executive Officer and other executive officers may be increased only at the discretion of the Compensation Committee.

The discussion below relates to the executives’ employment agreements in effect on December 31, 2009.  For a summary of the severance terms and conditions under the employment agreements for the Named Executives, and the terms of the severance agreements entered into with Ms. Lubatkin, as well as the amounts that are or could be payable to the Named Executives upon termination of employment or a change of control of the company, see the discussion beginning on page 51.

Terms of LePore Employment Agreement

Mr. LePore, who has been a member of our Board since May 18, 2006, was appointed as our President and Chief Executive Officer on September 26, 2006.  In August 2007, we entered into an employment agreement with Mr. LePore, which was amended (i) on March 4, 2008, in order to comply with changes to Section 409A of the Internal Revenue Code and certain other non-material changes, and (ii) on March 4, 2009, as noted above.  Pursuant to Mr. LePore’s agreement, he continues to hold the positions of President and Chief Executive Officer through August 2010, with automatic renewals for successive one-year terms thereafter

(unless a notice of non-renewal of any subsequent employment period is provided in advance by us or Mr. LePore).  Mr. LePore’s compensation consists of annual base salary ($800,000 as of December 31, 2009), which is subject to annual review and increase at the Board’s discretion. He is eligible for annual bonuses (in a target amount equal to 100% of his annual base salary) based on performance criteria to be determined by the Board, including his performance and our performance and financial condition.  In connection with his employment, Mr. LePore is entitled to participate in our long-term incentive plans, including the stock option, restricted stock and similar equity plans.  Option and stock awards granted to Mr. LePore in 2009 under our long-term incentive plan are described in the Grants of Plan-Based Awards table on page 46.  Additionally, while Mr. LePore is employed by us, we are obligated to pay the premiums on a $3,000,000 term life insurance policy for the benefit of his estate.

Terms of Kenyon Employment Agreement

We entered into a three-year employment agreement with Mr. Kenyon dated December 3, 2008, as amended on March 4, 2009, as noted above.  Pursuant to the agreement, Mr. Kenyon was employed in the capacity of Executive Vice President and then assumed the additional role of Chief Financial Officer upon the departure of the then Chief Financial Officer, Ms. Lubatkin, on March 6, 2009.  The term of the agreement is for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by us or Mr. Kenyon).  Mr. Kenyon receives an annual base salary ($340,000 as of December 31, 2009), subject to review and increase at the Board’s discretion.  In addition, Mr. Kenyon received a sign-on bonus in the amount of $25,000.  Mr. Kenyon is eligible for annual bonuses (with a target amount equal to 50% of his annual base salary), determined by the Board in its discretion, and to participate in our long-term incentive plans, including the stock option, restricted stock and similar equity plans.  Stock awards granted to Mr. Kenyon in 2009 under our long-term incentive program are described in the Grants of Plan-Based Awards table on page 46.  In addition, while Mr. Kenyon is employed by us, we are obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of his estate.

Terms of Haughey Employment Agreement

We entered into a three-year employment agreement with Mr. Haughey dated March 4, 2008 (which replaced his previous employment agreement dated September 15, 2005), as amended March 4, 2009, as noted above.  Pursuant to the agreement, Mr. Haughey is employed as our Executive Vice President, General Counsel and Secretary for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by either us or Mr. Haughey).  Mr. Haughey receives an annual base salary ($350,000 as of December 31, 2009), subject to review and increase at the Board’s discretion.  Mr. Haughey is eligible for annual bonuses (with a target amount equal to 50% of his annual base salary), determined by the Board in its discretion, and to participate in our long-term incentive plans, including the stock option, restricted stock and similar equity plans.  Stock awards granted to Mr. Haughey in 2009 under our long-term incentive program are described in the Grants of Plan-Based Awards table on page 46.  In addition, while Mr. Haughey is employed by us, we are obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of his estate.

Terms of Campanelli Employment Agreement

We entered into an employment agreement with Mr. Campanelli dated March 5, 2008, as amended March 4, 2009, as noted above.  Pursuant to the agreement, Mr. Campanelli is employed as President of Par Pharmaceutical, our generic products division, through December 31, 2010, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by either us or Mr. Campanelli).  Mr. Campanelli receives an annual base salary ($350,000 as of December 31, 2009), subject to review and increase at the Board’s discretion.  Mr. Campanelli is eligible for annual bonuses (with a target amount equal to 50% of his annual base salary), determined by the Board in its discretion, and to participate in our long-term incentive plans, including the

stock option, restricted stock and similar equity plans.   Stock awards granted to Mr. Campanelli in 2009 under our long-term incentive program are described in the Grants of Plan-Based Awards table on page 46. In addition, while Mr. Campanelli is employed by us, we are obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of his estate.

Terms of MacPhee Employment Agreement

We entered into an employment agreement with Mr. MacPhee dated March 6, 2008, as amended March 4, 2009, as noted above.  Pursuant to the agreement, Mr. MacPhee is employed as President of Strativa Pharmaceuticals, our proprietary products division, through December 31, 2010, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by either us or Mr. MacPhee).  Mr. MacPhee receives an annual base salary ($350,000 as of December 31, 2009), subject to review and increase at the Board’s discretion.  Additionally, Mr. MacPhee is eligible for annual bonuses (with a target amount equal to 50% of his annual base salary), determined by the Board in its discretion, and to participate in our long-term incentive plans, including the stock option, restricted stock and similar equity plans.  Stock awards granted to Mr. MacPhee in 2008 under our long-term incentive program are described in the Grants of Plan-Based Awards table on page 46.  In addition, while Mr. MacPhee is employed by us, we are obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of his estate.

Potential Payments and Rights Upon Termination of Employment or a Change of Control

Our Named Executives may receive compensation in connection with the termination of their employment under certain events, whether before or after a change of control of the company.

The terms “cause,” “material breach,” “Change of Control,” “Poor Performance” and “Stay Period” are defined in each Named Executive’s employment agreement.  In connection with the discussion below, however, such terms generally mean the following:

“cause” generally means (i) conviction of, guilty or no contest plea to, or confession of guilt of, a felony, or other crime involving moral turpitude; (ii) an act or omission in connection with employment that constitutes fraud, criminal misconduct, breach of fiduciary duty, dishonesty, gross negligence, malfeasance, willful misconduct or other conduct that is materially harmful or detrimental to the company; (iii) a material breach by the executive of his or her employment agreement; (iv) continuing failure to perform such duties as are assigned to the executive; (v) knowingly taking any action on our behalf without appropriate authority to take such action; (vi) knowingly taking any action in conflict of interest with the company given the executive's position with us; or (vii) the commission of an act of personal dishonesty by the executive that involves personal profit in connection with the company.

“material breach” generally means (i) our failure to make any payment that we are required to make to the executive when due or within two business days; (ii) the assignment to the executive, without his or her written consent, of duties inconsistent with positions, responsibilities and status with the company, a change in the executive's reporting responsibilities, titles or offices or any act constituting a constructive termination or removal of the executive; (iii) a reduction in the executive's base salary; or (iv) a permanent reassignment (without the executive’s consent) to a primary work location more than 35 miles from our present executive offices.

“Change of Control” of the company generally means (i) the approval by our stockholders of the sale or other transfer (other than pursuant to internal reorganization) by us of all or substantially all of our assets; (ii) the first purchase of shares of our equity securities pursuant to a tender offer or exchange offer (other than an offer by us) for at least 15% of our equity securities; (iii) the approval by our stockholders of a merger or consolidation in which we do not survive as an independent, publicly-owned corporation; (iv) the acquisition (including by means of a merger) of 35% or more of the combined voting power of our then outstanding equity securities (other than pursuant to an internal reorganization); or (v) the change of the membership of a majority of the Board during any period of two consecutive years, unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least two-thirds of the directors of the Board still in office who were our directors at the beginning of the period.

“Poor Performance” means the executive’s consistent failure to meet reasonable performance expectations and goals that are established by the Board or our executive team and communicated to the executive (other than any such failure resulting from incapacity due to physical or mental illness).  However, under the employment agreements, as amended, termination for Poor Performance will not be effective unless at least 30 days prior to such termination the executive receives notice from our Chief Executive Officer or the Board that specifically identifies the manner in which the executive has not met the prescribed performance expectations and goals and the executive has not corrected such failure or made substantial and material progress in correcting such failure to the satisfaction of our Chief Executive Officer or the Board.

“Stay Period” means the six month period during which the executive continues employment with us or our successor after the date a Change of Control occurs.

The various events of termination of employment and the payments and benefits (if any) to which a Named Executive may be entitled under such situations are described below and illustrated in the table on page 55.

Upon death or disability

Upon termination of employment for death or disability, each Named Executive (except Mr. Kenyon) would be entitled to a payment of two times base salary in effect at the applicable time plus an amount equal to two times his or her last annual cash bonus, less any life insurance or disability insurance received by the Named Executive or his or her estate.  Mr. Kenyon would be entitled to a payment equal to base salary in effect at the applicable time.  Pursuant to the terms of our performance equity plan and equity award agreements, all unvested restricted stock awards granted prior to December 31, 2008 would vest upon termination of employment for death or disability.  For awards granted after December 31, 2008, the unvested restricted stock awards terminate except those awards that would have vested as of the next anniversary of the grant date after such termination, all of which vest upon termination for death or disability.  With respect to awards of options to purchase our stock granted on or before December 31, 2008 unvested awards will not vest upon termination of employment for death or disability, but the Named Executive or his estate will retain vested awards.  For awards of options to purchase our stock granted after December 31, 2008, unvested awards terminate except those awards that would have vested as of the next anniversary of the grant date after termination, all of which vest upon termination for death or disability.

Upon our termination of the Named Executive without “cause;” or upon a material breach by us of the Named Executive’s employment agreement

Upon termination of a Named Executive’s employment by us without “cause,” or by the Named Executive upon our material breach of the employment agreement, the affected Named Executive (except Mr. Kenyon) would be entitled to a payment of two times base salary in effect at the applicable time plus (in certain circumstances) an amount equal to two times the Named Executive’s last annual cash bonus.  In the foregoing circumstances, Mr. Kenyon would be entitled to a payment equal to base salary in effect at the applicable time.  Additionally, all unvested equity awards granted to the Named Executive on or before December 31, 2008 would vest and the Named Executive will have 24 months from the date of termination to exercise any outstanding option awards.  With respect to any equity award granted after December 31, 2008, if a Named Executive’s employment is terminated (i) by us without “cause” and such termination is not related to “Poor Performance,” or (ii) by him for our material breach, then all equity awards granted to him after December 31, 2008 will vest and he will have three months to exercise any outstanding option awards.

In November 2008, we granted Messrs. Haughey, Campanelli and MacPhee restricted shares of our common stock and options to purchase our common stock, the vesting of which is designed to encourage their continued employment with us.  These retention awards do not vest until the third anniversary of the grant date except under limited circumstances.  If Mr. Haughey, Mr. Campanelli or Mr. MacPhee is terminated by us on or after the second anniversary and the termination is without “cause,” due to our material breach or due to the executive’s death or disability, a pro rata portion of the retention awards will vest.  Additionally, if Mr. Haughey, Mr. Campanelli or Mr. MacPhee remain employed by us through the second anniversary of the award and the fair market value of our common stock exceeds 120% of the value of our common stock on the date of grant for at least 20 business days in the last fiscal quarter of 2010, then two-thirds of the retention award will vest.  Lastly, if Mr. Haughey, Mr. Campanelli or Mr. MacPhee dies or becomes disabled, the restricted share awards will vest.

Non-renewal of the Named Executive’s employment agreement by us

If we choose not to renew a Named Executive’s employment agreement, the Named Executive (except Mr. Kenyon) would be entitled to a payment of two times base salary in effect at the applicable time plus two times (in certain circumstances) an amount equal to the Named Executive’s last cash bonus.  In the foregoing circumstances, Mr. Kenyon would be entitled to a payment equal to his base salary in effect at the applicable time.

Upon non-renewal of the employment agreement by the Named Executive; resignation by the Named Executive (other than due to material breach by us); or upon our termination of the Named Executive for “cause”

If the Named Executive’s employment is terminated (i) by his or her non-renewal of the employment agreement, (ii) by his or her resignation (other than due to material breach by us), or (iii) by us for “cause,” the Named Executive would not be entitled to any severance payments.

Following a Change of Control upon termination other than for “cause”

If a Named Executive is terminated other than for “cause” within 12 months following any Change of Control, the Named Executive will have 24 months from the date of termination to exercise any vested equity awards granted to the Named Executive, so long as the applicable plan underlying the awards is still in effect and the awards have not expired at the time of exercise (except for Mr. Kenyon who will have 90 days from the date of termination to exercise).  Pursuant to the terms of our 2004 performance equity plan, all unvested equity awards vest following a Change of Control, unless the award agreement pursuant to which the equity award was granted provides otherwise.  None of our award agreements provide otherwise, except the performance and time-based restricted equity awards under our 2008 long term incentive program, as noted below.

For performance and time-based restricted stock awards granted under our 2008 long term incentive program, unvested equity awards for Named Executives will vest according to the following schedule:

(a)

On the last day of the Stay Period, if  (i) after a Change of Control, we or our successor requires the Named Executive to remain employed for the Stay Period, (ii) the Named Executive continues employment through the Stay Period, and (iii) the Change of Control occurs within two years of the 2008 grant; or

(b)

On the date of termination, if the Named Executive’s employment is terminated after the Change of Control without “cause” or due to a material breach by the company; or

(c)

On the date of the Change of Control, if the Change of Control occurs two or more years after the 2008 grant.

After a Change of Control upon termination by the Named Executive during the 90-day period following the Stay Period

If a Named Executive remains through the Stay Period after a Change of Control, he can thereafter resign during the 90-day period following the Stay Period and his termination will be treated as a termination by our successor without “cause,” which would entitle him to a payment of two times base salary in effect at the applicable time plus (in certain circumstances) an amount equal to two times the Named Executive’s last annual cash bonus.

Non-compete and Non-solicitation

Each of the current Named Executives has agreed for one year (except Mr. Haughey, who has agreed for two years) following termination of his or her employment with us not to solicit business or employees away from us and not to provide any services that may compete with our business.  The non-compete restriction, however, will not apply if the Named Executive’s employment term is terminated by us without “cause” or upon our material breach.

Estimated Value of Benefits to Be Received Upon Involuntary Separation Not Related to a Change of Control or Upon Qualifying Termination Following a Change of Control

The following table shows the estimated value of payments and other benefits to be received by our Named Executives (except Ms. Lubatkin, who was no longer employed as an executive officer as of December 31, 2009) under the terms of their respective employment agreements or arrangements in effect on December 31, 2009, assuming the employment of such individuals terminates under one of the following circumstances as of December 31, 2009.  There are no income tax or excise tax gross-ups of any kind.  The severance arrangements of Ms. Lubatkin (who is no longer employed by us) are described on page 56.

Potential Payments Upon Involuntary Separation

Compensation Program	For “Cause”	By the Company Without “Cause,” or Material Breach of Agreement by the Company	Non-Renewal of Agreement by the Company	By the Executive (Other Than Due to Material Breach by the Company), or Non-Renewal of Agreement by Executive	Death or Disability	Upon Termination Other Than for “Cause” (within 12 months) After Change of Control	By the Executive during the 90-Day Period Following 6 Months (Stay Period) After Change of Control
A. Cash Severance
Mr. LePore	$0	$4,400,000(1)	$4,400,000(1)	$0	$4,400,000(1)(2)	(3)	$4,400,000(1)
Mr. Kenyon	$0	$ 340,000(4)	$ 340,000(4)	$0	$ 340,000(2)(4)	$1,080,000(5)	N/A
Mr. Haughey	$0	$1,400,000(1)	$1,400,000(1)	$0	$1,400,000(1)(2)	(3)	$1,400,000(1)
Mr. Campanelli	$0	$1,400,000(1)	$1,400,000(1)	$0	$1,400,000(1)(2)	(3)	$1,400,000(1)
Mr. MacPhee	$0	$1,300,000(1)	$1,300,000(1)	$0	$1,300,000(1)(2)	(3)	$1,300,000(1)

B. Equity Value(6)
Mr. LePore	$0	$5,954,936(7)	$0	$0	$4,563,217(8)	$5,954,936(9)	$5,954,936(9)
Mr. Kenyon	$0	$1,490,695(7)	$0	$0	$1,273,133(8)	$1,490,695(9)	N/A
Mr. Haughey	$0	$3,164,989(7)(10)	$0	$0	$2,039,410(8)(10)	$3,164,989(9)	$3,164,989(9)
Mr. Campanelli	$0	$2,932,449(7)(10)	$0	$0	$1,887,269(8)(10)	$2,932,449(9)	$2,932,449(9)
Mr. MacPhee	$0	$2,843,746(7)(10)	$0	$0	$1,798,566(8)(10)	$2,843,746(9)	$2,843,746(9)

C. Medical and Health Plans
Mr. LePore	$0	$ 28,782(11)	$ 28,782(11)	$0	$ 28,782(11)	(3)	$ 28,782(11)
Mr. Kenyon	$0	$ 28,782(11)	$ 28,782(11)	$0	$ 28,782(11)	(3)	N/A
Mr. Haughey	$0	$ 29,700(11)	$ 29,700(11)	$0	$ 29,700(11)	(3)	$ 29,700(11)
Mr. Campanelli	$0	$ 29,700(11)	$ 29,700(11)	$0	$ 29,700(11)	(3)	$ 29,700(11)
Mr. MacPhee	$0	$ 28,782(11)	$ 28,782(11)	$0	$ 28,782(11)	(3)	$ 28,782(11)

D. Perquisites
Mr. LePore	$0	$0	$0	$0	$0	$0	$0
Mr. Kenyon	$0	$0	$0	$0	$0	$0	N/A
Mr. Haughey	$0	$0	$0	$0	$0	$0	$0
Mr. Campanelli	$0	$0	$0	$0	$0	$0	$0
Mr. MacPhee	$0	$0	$0	$0	$0	$0	$0

(1)

Upon termination, the Named Executive would be entitled to two times base salary plus an amount equal to two times his or her last annual cash bonus paid. Named Executive shall not receive an amount equal to his last cash bonus if termination is a result of his or her performance. Payment for severance benefits (except upon death) is to be paid in a manner intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, including delaying certain benefits for a period of six months following termination if necessary.

(2)

Life insurance and disability insurance received by the Named Executive will be deducted from the amount payable upon termination.

(3)

If a Named Executive is terminated after a Change of Control, the severance amounts are the same as before the Change of Control and are determined based on the trigger event for termination.

(4)

Upon termination, Mr. Kenyon would be entitled to an amount equal to his base salary.  Payment for severance benefits (except upon death) is to be paid in a manner intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, including delaying certain benefits for a period of six months following termination if necessary.

(5)

If, within two years after a Change of Control, Mr. Kenyon’s employment is terminated without “cause”, material breach or non-renewal by the company, he  would be entitled to two times base salary plus an amount equal to two times his last annual cash bonus paid. He would not receive an amount equal to his last cash bonus if termination is a result of his performance.

(6)

Assumes the triggering event took place on the last day of the fiscal year, December 31, 2009, and the price per share is the closing market price as of that date ($27.06).

(7)

Upon termination, provided the reason for such termination is not related to the Named Executive’s performance, all unvested equity awards vest, and the Executive has 24 months from the date of termination to exercise any vested options if the option was granted prior to December 31, 2008 and three months from the date of termination to exercise any vested options if the option was granted after December 31, 2008.

(8)

For awards granted prior to 2009, upon death or disability, all unvested restricted share and restricted share unit awards immediately vest and are no longer subject to forfeiture; however, unvested awards of options to purchase our common stock terminate.  For awards granted in 2009, upon death or disability, all unvested restricted share, restricted share unit awards and awards of options to purchase our common stock terminate, except those awards that would have vested as of the next anniversary of the grant date after such termination event.  The Executive or his estate shall have one year from the date of termination or death, as the case may be, to exercise options.

(9)

Upon a Change of Control, all unvested equity awards immediately vest in full except as described below.  In addition, under each Named Executive’s respective employment agreement (except Mr. Kenyon), if a Named Executive is terminated within 12 months of a Change of Control, other than for “cause”, then the options’ exercise period is extended to 24 months from the date of termination. Mr. Kenyon will have three months from the date of termination to exercise any options.  For grants of performance contingent and time-based restricted stock awards granted under the 2008 long term incentive program, all unvested equity awards immediately vest in full, on the following schedule:

a.

on the last day of the Stay Period, if  (i) after a Change of Control, the company or the successor requires the Executive to remain employed for the Stay Period, (ii) the Executive continues employment through the Stay Period, and (iii) the Change of Control occurs within two years of the 2008 grant; or

b.

on the date of termination, if the Executive’s employment is terminated after the Change of Control without “cause” or upon a material breach by the company; or

c.

on the date of the Change of Control, if the Change of Control occurs two or more years after the 2008 grant.

(10)

The executive retention awards (a combination of restricted stock and options to purchase common stock) granted November 18, 2008 will not vest upon termination prior to the second anniversary of the date of grant; however, upon termination by us without “cause” or material breach by us, after the second anniversary of the date of grant, a pro rata portion of the awards shall vest and no longer be subject to forfeiture.  Upon death or disability, all unvested executive retention restricted stock awards immediately vest and are no longer subject to forfeiture.

(11)

Represents the Named Executive’s entitlement to participate, at our expense, in all of our medical and health plans and programs in accordance with COBRA for a period of 18 months (not applicable upon termination in the event of the Named Executive’s death).

Named Executive Who Is No Longer Employed by Us

Ms. Lubatkin

On December 23, 2008, we entered into a restated separation and release letter with Ms. Lubatkin, providing for the termination on December 31, 2008 of her employment term under her employment agreement with us.  Despite the termination of her employment term, Ms. Lubatkin agreed to continue as an employee of the company and to fulfill her role as Executive Vice President and Chief Financial Officer through March 6, 2009 (her separation date).  On March 6, 2009, we entered into a final separation agreement and release with Ms. Lubatkin, which fully resolved all issues concerning her employment relationship with us and reiterated certain terms contained in the restated separation and release letter dated December 23, 2008.  As required by the terms of her employment agreement, we agreed to pay Ms. Lubatkin severance payments totaling $1,396,282 (representing two times her base salary plus an amount equal to two times her last annual cash bonus) in equal semi-monthly installments for two years commencing on September 11, 2009.  In accordance with the restated separation and release letter, on March 6, 2009, in exchange for entering into the release of claims against us, Ms. Lubatkin received a payment of $56,667, representing two months base salary.  In addition, for up to eighteen months following her separation date, we agreed to maintain in effect Ms. Lubatkin’s coverage under our welfare benefit plans.  Consistent with the terms of her employment agreement, shares of our restricted stock and options to purchase common stock granted to Ms. Lubatkin vested as of December 31, 2008, and she will have 24 months in which to exercise the stock options.  Pursuant to the separation agreement, Ms. Lubatkin waived any claim that she may have against us in connection with her employment agreement and acknowledged her obligations to not solicit any business away from us for one year following her separation date. Consistent with her separation agreement, the value of Ms. Lubatkin’s separation payments include $1,396,282 in cash, $12,992 in health and welfare benefits and $807,269 in equity awards, totaling $2,216,543.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As a public company, our directors and executive officers and the more than 10% beneficial owners of our common stock are subject to reporting requirements under Section 16(a) of the Exchange Act and are required to file certain reports with the SEC in respect of their ownership of our equity securities and changes thereto.  Based solely upon review of Forms 3 and 4 and amendments thereto furnished to us during our most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe that, during fiscal year 2009, all such reports were timely filed, except for the following late reports:  (i) Messrs. Campanelli, Haughey, and MacPhee, each filed a late report on Form 4 on January 12,

2009 with respect to the surrender of shares in payment on tax withheld as a result of a restricted stock vesting that occurred on January 6, 2009; and (ii) Mr. Rice filed a late report on Form 4 on June 15, 2009 with respect to the grant of restricted stock units on June 9, 2009.

OTHER MATTERS

As of the date of this proxy statement, the Board has no knowledge of any business that will be presented for consideration at the meeting other than as described herein. If any other matter(s) are properly brought before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy card to vote the proxies that they receive in respect of such matter(s) in accordance with their judgment.

A copy of our Annual Report on Form 10-K for fiscal year 2009 is included with this proxy statement and will be delivered to any of our stockholders, without charge, upon a written request by a stockholder.  Requests for a copy of our Annual Report should be addressed to our Secretary at 300 Tice Boulevard, Woodcliff Lake, NJ  07677.  In addition, our Annual Report is available on our website at www.parpharm.com/proxy.

SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with our Bylaws and Rules 14a-4(c) and 14a-5(e) under the Exchange Act, we hereby notify our stockholders that we had not received, on or before December 29, 2009, proper notice of any other proposed matter to be submitted for stockholder vote at the 2010 meeting; and accordingly, any proxies received in respect of the meeting will be voted in the discretion of our management on any other matters(s) that may properly come from the meeting.

Any proposal that is intended to be presented by any stockholder for action at the 2011 Annual Meeting of Stockholders must be received in writing by our Secretary, at 300 Tice Boulevard, Woodcliff Lake, NJ 07677, no later than December 2, 2010, in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2011 meeting.  Advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, our Secretary at the address listed above, not less than 20 nor more than 60 days prior to the 2011 meeting date; however, in the event that less than 30 days’ prior notice or public disclosure of the 2011 meeting date is given or made to our stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made.

We hereby further notify our stockholders that if we do not receive written notice by February 15, 2011 of a matter proposed to be submitted for our stockholders’ vote at the 2011 Annual Meeting of Stockholders, proxies received by members of our management for such meeting may be voted, at the discretion of such management members, on any matter(s) that properly come from such meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such meeting.

By Order of the Board of Directors

Thomas J. Haughey

Secretary

Dated:  April 1, 2010

________________________________________________________________________________________

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE ONLINE AT HTTP://WWW.PARPHARM.COM/PROXY

PAR PHARMACEUTICAL COMPANIES, INC.

Proxy for Annual Meeting of Stockholders to Be Held on May 18, 2010

THIS PROXY IS BEING SOLICITED ON BEHALF OF

THE COMPANY’S BOARD OF DIRECTORS

The undersigned stockholder(s) of PAR PHARMACEUTICAL COMPANIES, INC., a Delaware corporation (the “Company”), hereby constitute(s) and appoint(s) Patrick G. LePore and Thomas J. Haughey, and each of them, with full power of substitution in each, as the agents, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the 2010 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the Courtyard by Marriott Montvale, 100 Chestnut Ridge Road, New Jersey, on May 18, 2010, at 10:00 a.m. (local time), or any adjournment(s) thereof, all of the shares of common stock of the Company that the undersigned would be entitled to vote if then personally present at such Meeting in the manner specified herein and on any other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE.  IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER 1, 2 AND 3.  THIS PROXY WILL BE VOTED IN THE JUDGMENT OF MANAGEMENT ON ANY OTHER MATTER(S) THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

(Continued and to be signed and dated on the reverse side.)

1

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

1.

ELECTION OF CLASS II DIRECTOR:

☒ FOR NOMINEE     ☐ WITHHOLD AUTHORITY for nominee

Nominee:  Melvin Sharoky

2.

TO RATIFY THE SELECTION OF THE FIRM OF DELOITTE & TOUCHE LLP AS THE COMPANY’S AUDITORS FOR FISCAL YEAR 2010:

FOR    ☒        AGAINST   ☒     ABSTAIN   ☒

3.

APPROVAL OF AN ADVISORY (NON-BINDING) PROPOSAL ON THE COMPANY’S 2009 EXECUTIVE COMPENSATION PROGRAMS AND POLICIES FOR THE NAMED EXECUTIVES

FOR    ☒        AGAINST   ☒     ABSTAIN   ☒

4.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF AND AS PROVIDED IN RULE 14A-4(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Postage Pre-paid Envelope.

Dated:

 ____, 2010

Signature of Stockholder

Signature, if held jointly

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS NUMBER 1, 2 AND 3.

Please sign exactly as name appears on this Proxy.  When shares are held by jointly, each holder must sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership or LLC, please sign in entity’s name by authorized person.

__________________________________________________________________________________________

2